Exhibit 10.1

EXECUTION COPY

OMNIBUS AMENDMENT NO. 1

(Ares Capital JB Funding LLC)

THIS OMNIBUS AMENDMENT NO. 1, dated as of September 14, 2012 (this “Amendment”), is entered into by and among Ares Capital JB Funding LLC, as the borrower (together with its successors and assigns in such capacity, the “Borrower”), Ares Capital Corporation, as the servicer (together with its successors and assigns in such capacity, the “Servicer”) and as the transferor (together with its successors and assigns in such capacity, the “Transferor”), Sumitomo Mitsui Banking Corporation (“SMBC”), as the administrative agent (together with its successors and assigns in such capacity, the “Administrative Agent”), as the lender (together with its successors and assigns in such capacity, the “Lender”) and as the collateral agent (together with its successors and assigns in such capacity, the “Collateral Agent”), and U.S. Bank National Association, as the collateral custodian (together with its successors and assigns in such capacity, the “Collateral Custodian”) and as the Bank (together with its successors and assigns in such capacity, the “Bank”).  Capitalized terms used and not otherwise defined herein shall have the meanings given to such terms in the Loan and Servicing Agreement (as defined below).

R E C I T A L S

WHEREAS, the above-named parties have entered into the Loan and Servicing Agreement dated as of January 20, 2012 (such agreement as amended, modified, supplemented or restated from time to time, the “Loan and Servicing Agreement”);

WHEREAS, the Transferor and the Borrower have entered into the Purchase and Sale Agreement dated as of January 20, 2012 (such agreement as amended, modified, supplemented or restated from time to time, the “Purchase and Sale Agreement” and, together with the Loan and Servicing Agreement, the “Agreements”); and

WHEREAS, pursuant to and in accordance with Section 11.01 of the Loan and Servicing Agreement and Section 10.3 of the Purchase and Sale Agreement, the parties hereto desire to amend the Agreements in certain respects as provided herein;

NOW, THEREFORE, based upon the above Recitals, the mutual premises and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned, intending to be legally bound, hereby agree as follows:

SECTION 1.                 AMENDMENTS.

(a)           The Loan and Servicing Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bold and double-underlined text (indicated textually in the same manner as the following example: bold and double-underlined text) as set forth on the pages of the Loan and Servicing Agreement attached as Exhibit A hereto.

(b)           Exhibit H to the Loan and Servicing Agreement is hereby amended by replacing the current form of Variable Funding Note with the replacement form of Variable Funding Note attached as Exhibit B hereto.

(c)           The Purchase and Sale Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bold and double-underlined text (indicated textually in the same manner as the following example: bold and double-underlined text) as set forth on the pages of the Purchase and Sale Agreement attached as Exhibit C hereto.

SECTION 2.                 AGREEMENTS IN FULL FORCE AND EFFECT AS AMENDED.

Except as specifically amended hereby, all provisions of the Agreements are hereby ratified and shall remain in full force and effect.  After this Amendment becomes effective, all references to the Loan and Servicing Agreement and the Purchase and Sale Agreement, respectively, and corresponding references thereto or therein such as “hereof,” “herein,” or words of similar effect referring to the Loan and Servicing Agreement and the Purchase and Sale Agreement shall be deemed to mean the Loan and Servicing Agreement and the Purchase and Sale Agreement as amended hereby.  This Amendment shall not be deemed to expressly or impliedly waive, amend or supplement any provision of the Loan and Servicing Agreement or the Purchase and Sale Agreement other than as expressly set forth herein, and shall not constitute a novation of the Loan and Servicing Agreement or the Purchase and Sale Agreement.

SECTION 3.                 REPRESENTATIONS.

Each of the Borrower, the Transferor, with respect to both Agreements, and the Servicer, with respect to the Loan and Servicing Agreement, severally for itself only, represents and warrants as of the date of this Amendment as follows:

(i)            it is duly incorporated or organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization;

(ii)           the execution, delivery and performance by it of this Amendment and the Loan and Servicing Agreement and the Purchase and Sale Agreement, each as amended hereby, are within its powers, have been duly authorized, and do not contravene (A) its corporate charter/certificate of incorporation, by-laws, or other organizational documents, or (B) any Applicable Law;

(iii)          no consent, license, permit, approval or authorization of, or registration, filing or declaration with any governmental authority, is required in connection with the execution, delivery, performance, validity or enforceability of this Amendment and the Loan and Servicing Agreement and the Purchase and Sale Agreement, each as amended hereby by or against it;

(iv)          this Amendment has been duly executed and delivered by it;

(v)           each of this Amendment and the Loan and Servicing Agreement and the Purchase and Sale Agreement, each as amended hereby, constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity; and

(vi)          no Unmatured Event of Default, Event of Default or Servicer Termination Event has occurred and is continuing and the execution of this Amendment by the parties hereto will not result in the occurrence of an Event of Default, Unmatured Event of Default or Servicer Termination Event.

SECTION 4.                 CONDITIONS TO EFFECTIVENESS.

The effectiveness of this Amendment is conditioned upon: (i) payment of the outstanding fees and disbursements of the Lender; (ii) delivery and execution of certain amendments to the SMBC Lender Fee Letter by the parties thereto; (iii) delivery of an opinion of counsel for the Borrower and the Servicer in form and substance reasonably satisfactory to the Administrative Agent and the Lender, including, without limitation, enforceability, due authorization and legal agreement conflicts matters; and (iv) delivery of executed signature pages by all parties hereto to the Administrative Agent.

SECTION 5.                 MISCELLANEOUS.

(a)           This Amendment may be executed in any number of counterparts (including by facsimile), and by the different parties hereto on the same or separate counterparts, each of which shall be deemed to be an original instrument but all of which together shall constitute one and the same agreement.

(b)           The descriptive headings of the various sections of this Amendment are inserted for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

(c)           This Amendment may not be amended or otherwise modified except as provided in the Loan and Servicing Agreement and the Purchase and Sale Agreement, respectively.

(d)           The failure or unenforceability of any provision hereof shall not affect the other provisions of this Amendment, the Loan and Servicing Agreement or the Purchase and Sale Agreement.

(e)           Whenever the context and construction so require, all words used in the singular number herein shall be deemed to have been used in the plural, and vice versa, and the masculine gender shall include the feminine and neuter and the neuter shall include the masculine and feminine.

(f)            This Amendment, the Loan and Servicing Agreement and the Purchase and Sale Agreement contain the final and complete integration of all prior expressions by the parties hereto only with respect to the matters expressly set forth herein and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof, superseding all prior oral or written understandings.  There are no unwritten oral agreements among the parties with respect to the matters set forth herein.

(g)           The provisions of Sections 11.08 and 11.09 of the Loan and Servicing Agreement and Section 10.12 of the Purchase and Sale Agreement are each incorporated by reference herein mutatis mutandis.

(h)           THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE CHOICE OF LAW PROVISIONS SET FORTH IN THE LOAN AND SERVICING AGREEMENT AND SHALL BE SUBJECT TO THE WAIVER OF JURY TRIAL AND NOTICE PROVISIONS SET FORTH IN THE LOAN AND SERVICING AGREEMENT.

SECTION 6.                 Representations and Warranties of the Lender.  The Lender hereby as of the date hereof represents and warrants that it is (a) either a “qualified institutional buyer” under Rule 144A of the Securities Act or an institutional “accredited investor” as defined in Rule 501(a)(1)-(3) or (7) under the Securities Act and (b) a “qualified purchaser” under the 1940 Act.  Such representation shall be without prejudice to the characterization of the obligations of the Borrower under the Loan and Servicing Agreement in respect of the Advances as commercial loans and not as securities.

[SIGNATURES BEGIN ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the undersigned have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

THE BORROWER:	ARES CAPITAL JB FUNDING LLC, as the Borrower

	By:	/s/ Joshua M. Bloomstein
Name: Joshua M. Bloomstein
Title: Vice President and Assistant
Secretary

THE SERVICER:	ARES CAPITAL CORPORATION, as the Servicer

	By:	/s/ Penni F. Roll
Name: Penni F. Roll
Title: Chief Financial Officer

THE TRANSFEROR:	ARES CAPITAL CORPORATION, as the Transferor

	By:	/s/ Penni F. Roll
Name: Penni F. Roll
Title: Chief Financial Officer

[SIGNATURES CONTINUED ON FOLLOWING PAGE]

THE ADMINISTRATIVE AGENT:	SUMITOMO MITSUI BANKING CORPORATION, as the Administrative Agent

	By:	/s/ Ryo Suzuki
Name: Ryo Suzuki
Title: Managing Director

THE LENDER:	SUMITOMO MITSUI BANKING CORPORATION, as the Lender

	By:	/s/ Ryo Suzuki
Name: Ryo Suzuki
Title: Managing Director

THE COLLATERAL AGENT:	SUMITOMO MITSUI BANKING CORPORATION, not in its individual capacity but solely as the Collateral Agent

	By:	/s/ Ryo Suzuki
Name: Ryo Suzuki
Title: Managing Director

[SIGNATURES CONTINUED ON FOLLOWING PAGE]

THE COLLATERAL CUSTODIAN:	U.S. BANK NATIONAL ASSOCIATION, not in its individual capacity but solely as the Collateral Custodian

	By:	/s/ John G. Leurini
Name: John G. Leurini
Title: Assistant Vice President

THE BANK:	U.S. BANK NATIONAL ASSOCIATION, not in its individual capacity but solely as the Bank

	By:	/s/ John G. Leurini
Name: John G. Leurini
Title: Assistant Vice President

Exhibit A

CHANGED PAGES TO THE LOAN AND SERVICING AGREEMENT

(See attached)

EXECUTION VERSION

Conformed through Omnibus Amendment No. 1

U.S. $~~200,000,000~~400,000,000

LOAN AND SERVICING AGREEMENT

Dated as of January 20, 2012

By and Among

ARES CAPITAL JB FUNDING LLC,

as the Borrower

and

ARES CAPITAL CORPORATION,

as the Servicer and as the Transferor

and

SUMITOMO MITSUI BANKING CORPORATION,

as the Administrative Agent, as the Collateral Agent and as the Lender

and

U.S. BANK NATIONAL ASSOCIATION,

as the Collateral Custodian and as the Bank

“Collection Account” means a trust account (account number 156948-700 at the Bank) in the name of the Borrower for the benefit of and under the control of the Collateral Agent for the benefit of the Secured Parties; provided that the funds deposited therein (including any interest and earnings thereon) from time to time and subject to the terms thereof shall constitute the property and assets of the Borrower, and the Borrower shall be solely liable for any Taxes payable with respect to the Collection Account.

“Collection Date” means the date on which the aggregate outstanding principal amount of the Advances Outstanding has been repaid in full and all Yield and Fees and all other Obligations have been indefeasibly paid in full (other than any contingent obligations that are not due and that survive the termination of this Agreement), and the Borrower shall have no further right to request any additional Advances.

“Commitment Percentage” shall have the meaning assigned to that term in Section 11.04(b).

“Control Agreement” means that certain account control agreement, dated as of the date hereof, by and among the Borrower, the Servicer, the Collateral Agent and U.S. Bank, as such agreement may from time to time be amended, supplemented or otherwise modified in accordance with the terms thereof.

“Controlled Accounts” means the Collection Account and the Unfunded Exposure Account.

“Conversion Notice” means, with respect to any Advance, the written notice, in substantially the form attached hereto as Exhibit Q, evidencing the request of the Borrower to the Administrative Agent to convert such Advance from a Base Rate Advance into a LIBOR Advance or from a LIBOR Advance into a Base Rate Advance, as applicable.

~~“Credit Policy” means the written credit policies and procedures manual of the Transferor in effect as of the Closing Date and provided to the Administrative Agent as of such time, as such credit policies and procedures manual may be amended or supplemented from time to time in accordance with this Agreement.~~

“Cut-Off Date” means, with respect to each Loan Asset, the date such Loan Asset is transferred to the Borrower pursuant to the terms of the Purchase and Sale Agreement.

“Defaulted Loan Asset” means a Loan Asset which has become subject to a Value Adjustment Event of the type described in clauses (a) or (c) of the definition thereof; provided that if the Value Adjustment Event which gave rise to a Defaulted Loan Asset is cured, the Borrower may submit such Loan Asset for review by the Administrative Agent (in its sole discretion) for the purpose of re-classifying such Loan Asset as a Loan Asset which is no longer a Defaulted Loan Asset.

“Delayed Draw Loan Asset” means a Loan Asset that is fully committed on the initial funding date of such Loan Asset and is required to be fully funded in one or more installments on draw dates to occur within one year of the initial funding of such Loan Asset but which, once all such installments have been made, has the characteristics of a Term Loan Asset.

“FATCA” means Sections 1471 through 1474 of the Code and any regulations or official interpretations thereof (including any revenue ruling, revenue procedure, notice or similar guidance issued by the United States Internal Revenue Service thereunder as a precondition to relief or exemption from Taxes under such provisions).

“Federal Funds Rate” means, for any period, a fluctuating per annum interest rate equal, for each day during such period, to the rate set forth for such day opposite the caption “Federal funds (effective)” in Federal Reserve Board Statistical Release H.15(519) or any successor or substitute publication selected by the Administrative Agent (or, if such day is not a Business Day, for the next preceding Business Day), or, if for any reason such rate is not available on any day, the rate determined, in the sole discretion of the Administrative Agent, to be the rate at which overnight federal funds are being offered in the national federal funds market at 9:00 a.m. on such day.

“Federal Reserve Bank” means any of the twelve regional Federal Reserve Banks chartered under the laws of the United States.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System.

“Fees” means (a) the Non-Usage Fee; (b) the fees payable to the Lender pursuant to the terms of the SMBC Lender Fee Letter; (c) the Collateral Agent Fees; and (d) the Collateral Custodian Fees.

“Financial Asset” has the meaning specified in Section 8-102(a)(9) of the UCC.

“Financial Sponsor” means any Person, including any Subsidiary of such Person, whose principal business activity is acquiring, holding, and selling investments (including controlling interests) in otherwise unrelated companies that each are distinct legal entities with separate management, books and records and bank accounts, whose operations are not integrated with one another and whose financial condition and creditworthiness are independent of the other companies so owned by such Person.

“First Amendment Effective Date” means September 14, 2012.

“First Lien Loan Asset” means any Loan Asset that (a) is secured by a valid and perfected first priority Lien on substantially all of the Obligor’s assets constituting Underlying Collateral for the Loan Asset, subject to any “permitted liens” as defined in the applicable Loan Agreement for such Loan Asset or such comparable definition if “permitted liens” is not defined therein and (b) provides that the payment obligation of the Obligor on such Loan Asset is either senior to, or pari passu with, all other Indebtedness of such Obligor.

“Fixed Rate Loan Asset” means a Loan Asset other than a Floating Rate Loan Asset.

that governs the terms of or secures the obligations represented by such Loan Asset or of which the holders of such Loan Asset are the beneficiaries.

“Loan Asset” means any commercial loan, or portion thereof, individually or collectively, originated or acquired by the Transferor in the ordinary course of its business, which loan includes, without limitation, (a) the Required Loan Documents and Loan Asset File, and (b) all right, title and interest of the Transferor in and to the loan and any Underlying Collateral, but excluding, in each case, the Retained Interest and Excluded Amounts and which loan was acquired by the Borrower from the Transferor under the Purchase and Sale Agreement and owned by the Borrower on the initial Advance Date (as set forth on the Loan Asset Schedule delivered on the initial Advance Date) or acquired by the Borrower after the initial Advance Date pursuant to the delivery of the Loan Assignment and listed on Schedule I to such Loan Assignment.

“Loan Asset Checklist” means an electronic or hard copy, as applicable, of a checklist delivered by or on behalf of the Borrower to the Collateral Custodian, for each Loan Asset, of all Required Loan Documents to be included within the respective Loan Asset File, which shall specify whether such document is an original or a copy.

“Loan Asset File” means, with respect to each Loan Asset, a file containing (a) each of the documents and items as set forth on the Loan Asset Checklist with respect to such Loan Asset and (b) duly executed originals (to the extent required by ~~the Credit Policy and~~ the Servicing Standard) and copies of any other Records relating to such Loan Assets and Portfolio Assets pertaining thereto.

“Loan Asset Register” has the meaning assigned to that term in Section 5.03(l).

“Loan Asset Schedule” means the schedule of Loan Agreements evidencing Loan Assets delivered by the Borrower to the Collateral Custodian and the Administrative Agent. Each such schedule shall set forth, as to any Eligible Loan Asset to be transferred to the Borrower pursuant to the terms of the Purchase and Sale Agreement, the applicable information specified on Schedule V, which shall also be provided to the Collateral Custodian in electronic format acceptable to the Collateral Custodian.

“Loan Assignment” has the meaning set forth in the Purchase and Sale Agreement.

“Make-Whole Premium” means an amount, payable to the Lender, equal to, to the extent the Make-Whole Premium is required to be paid pursuant to this Agreement (i) after the Non-Call Period but on or prior to ~~the date which is two years following the Closing Date,~~January 20, 2014, 1.00% of the Maximum Facility Amount or the amount by which the Maximum Facility Amount is reduced, as applicable and (ii) from and after January 21, 2014 but on or prior to the date which is two years following the First Amendment Effective Date, 1.00% of the Maximum Facility Amount or the amount by which the Maximum Facility Amount is reduced (provided that, for purposes of this clause (ii), (A) if the Maximum Facility Amount (as reduced by any prior reductions) is greater than $200,000,000 immediately preceding a reduction, the Make-Whole Premium shall apply only to the difference, if positive, between $200,000,000 and the Maximum Facility Amount upon such reduction and (B) if the Maximum Facility Amount (as reduced by any prior reductions) is not greater than $200,000,000 immediately preceding a reduction, the Make-Whole Premium shall apply to the amount of such reduction (for the avoidance of doubt, for purposes of clauses (A) and (B) of this proviso, a termination of this Agreement shall be deemed to reduce the Maximum Facility Amount to $0)); provided that the Make-Whole Premium shall be calculated without giving effect to the proviso in the definition of “Maximum Facility Amount”.

“Management Agreement” means the Investment Advisory and Management Agreement, dated as of September 30, 2004 (amended as of June 1, 2006), by and between Ares Capital Corporation and Ares Capital Management LLC, as further amended, restated supplemented, modified, waived and/or replaced from time to time.

“Margin Stock” means “margin stock” as such term is defined in Regulation T, U or X of the Federal Reserve Board.

“Material Adverse Effect” means, with respect to any event or circumstance, a material adverse effect on (a) the business, condition (financial or otherwise), operations, performance or properties of the Transferor, the Servicer or the Borrower, (b) the validity, enforceability or collectability of this Agreement or any other Transaction Document or the validity, enforceability or collectability of the Loan Assets generally or any material portion of the Loan Assets, (c) the rights and remedies of the Collateral Agent, the Collateral Custodian, the Bank, the Administrative Agent, the Lender or the Secured Parties with respect to matters arising under this Agreement or any other Transaction Document, (d) the ability of each of the Borrower and the Servicer, to perform their respective obligations under this Agreement or any other Transaction Document, or (e) the status, existence, perfection, priority or enforceability of the Collateral Agent’s, the Administrative Agent’s or the other Secured Parties’ Lien on the Collateral Portfolio.

“Material Modification” means any amendment or waiver of, or modification or supplement to, a Loan Agreement governing a Loan Asset executed or effected on or after the Cut-Off Date for such Loan Asset which:

(a)           reduces or forgives any or all of the principal amount due under such Loan Asset;

(b)           delays or extends the maturity date or any principal payment for such Loan Asset by six (6) months or more or beyond the Facility Maturity Date;

(c)           waives one or more Interest payments, permits any Interest due in cash to be deferred or capitalized and added to the principal amount of such Loan Asset (other than any deferral or capitalization already allowed by the terms of the Loan Agreement of any PIK Loan Asset), or reduces the spread or coupon with respect to such Loan Asset by more than 2.00%;

(d)           contractually or structurally subordinates such Loan Asset, or the Lien of such Loan Asset, by operation of a priority of payments, turnover provisions, the transfer of assets in order to limit recourse to the related Obligor or the granting of Liens (other than

“permitted liens” as defined in the applicable Loan Agreement for such Loan Asset or such comparable definition if “permitted liens” is not defined therein, so long as such definition is reasonable and customary) on any of the Underlying Collateral securing such Loan Asset; or

(e)           substitutes, alters or releases a material portion of the Underlying Collateral securing such Loan Asset and such substitution, alteration or release, as determined in the sole reasonable discretion of the Administrative Agent, materially and adversely affects the value of such Loan Asset.

“Maximum Facility Amount” means initially $~~200,000,000,~~400,000,000, as such amount may be reduced from time to time pursuant to Section 2.18(b); provided that at any time after the Reinvestment Period, the Maximum Facility Amount shall mean the aggregate Advances Outstanding at such time.

“Moody’s” means Moody’s Investors Service, Inc. (or its successors in interest).

“Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA to which, in the case of the Borrower, the Borrower or any ERISA Affiliate thereof, or in the case of the Servicer, the Servicer or any ERISA Affiliate thereof, contributed or had any obligation to contribute on behalf of its employees at any time during the current year or the preceding five years.

“Net Purchased Loan Balance” means, as of any date of determination, an amount equal to (a) the aggregate Outstanding Balance of all Loan Assets transferred by the Transferor to the Borrower pursuant to the Purchase and Sale Agreement prior to such date, calculated as of the respective Cut-Off Dates of such Loan Assets, plus (b) sale proceeds of all Loan Assets sold pursuant to Sections 2.07(c) and (g) prior to such date, minus (c) the aggregate Outstanding Balance of all Loan Assets (other than Warranty Loan Assets) substituted pursuant to Section 2.07(a), sold pursuant to Sections 2.07(c) and (g) or released pursuant to Section 2.07(d) prior to such date.

“Non-Call Period” means the period from the ~~Closing~~First Amendment Effective Date to the date which is one year following the ~~Closing~~First Amendment Effective Date.

“Non-Excluded Taxes” means Taxes other than Excluded Taxes.

“Non-Usage Fee” has the meaning set forth in the SMBC Lender Fee Letter.

“Noteless Loan Asset” means a Loan Asset with respect to which the Loan Agreements (a) do not require the Obligor to execute and deliver a promissory note to evidence the Indebtedness created under such Loan Asset or (b) require the Obligor to execute and deliver such promissory note to any holder of the Indebtedness created under such Loan Asset only if such holder requests the Obligor to deliver such promissory note, and the Obligor has not been requested to deliver such promissory note with respect to such Loan Asset held by the Borrower.

Principal Collections shall be deposited, in the name of the Borrower for the benefit of and under the control of the Collateral Agent for the benefit of the Secured Parties; provided that the funds deposited therein (including any interest and earnings thereon) from time to time shall constitute the property and assets of the Borrower, and the Borrower shall be solely liable for any Taxes payable with respect to the Principal Collection Account.

“Principal Collections” means (a) any amounts deposited by the Borrower (or the Transferor on its behalf) in accordance with Section 2.06(a)(i) or Section 2.07(e)(i) and (b) with respect to any Loan Asset, all amounts received which are not Interest Collections, including without limitation all Recoveries, all Insurance Proceeds, all scheduled payments of principal and principal prepayments and all guaranty payments and proceeds of any liquidations, sales, dispositions or securitizations, in each case, not attributable to the interest on such Loan Asset; provided that, for the avoidance of doubt, “Principal Collections” shall not include amounts on deposit in the Unfunded Exposure Account or amounts withdrawn pursuant to Section 2.21.

“Proceeds” means, with respect to any Collateral Portfolio, all property that is receivable or received when such Collateral Portfolio is collected, sold, liquidated, foreclosed, exchanged, or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes all rights to payment with respect to any insurance relating to such Collateral Portfolio.

“Purchase and Sale Agreement” means that certain Purchase and Sale Agreement, dated as of the Closing Date, by and between the Transferor, as the seller, and the Borrower, as the purchaser, as amended, restated, supplemented and/or otherwise modified from time to time.

“Records” means all documents relating to the Loan Assets, including books, records and other information executed in connection with the origination or acquisition of the Collateral Portfolio or maintained with respect to the Collateral Portfolio and the related Obligors that the Borrower, the Transferor or the Servicer have generated, in which the Borrower or the Transferor have acquired an interest pursuant to the Purchase and Sale Agreement or in which the Borrower or the Transferor have otherwise obtained an interest.

“Recoveries” means, as of the time any Underlying Collateral with respect to any Loan Asset subject to a payment default, or other default, by the related Obligor is sold, discarded or abandoned (after a determination by the Servicer that such Underlying Collateral has little or no remaining value) or otherwise determined to be fully liquidated by the Servicer in accordance with ~~the Credit Policy and~~ the Servicing Standard, the proceeds from the sale of the Underlying Collateral, the proceeds of any related Insurance Policy, any other recoveries with respect to such Loan Asset, as applicable, the Underlying Collateral, and amounts representing late fees and penalties, net of any amounts received that are required under such Loan Asset, as applicable, to be refunded to the related Obligor.

“Register” has the meaning assigned to that term in Section 2.14.

“Registered” means, for the purposes of the definition of “Permitted Investments”, in registered form for U.S. federal income tax purposes and issued after July 18, 1984; provided that a certificate of interest in a grantor trust shall not be treated as Registered unless each of the obligations or securities held by the trust was issued after that date.

“Reinvestment Agreement” means a guaranteed reinvestment agreement from a bank, insurance company or other corporation or entity having a Permitted Investment Required Rating; provided that such agreement provides that it is terminable by the purchaser, without penalty, if the rating assigned to such agreement by either S&P or Moody’s is at any time lower than such agreement’s Permitted Investment Required Rating.

“Reinvestment Period” means the date commencing on the Closing Date and ending on the earliest to occur of (a) ~~January 20,~~September 14, 2015 (or such later date as is agreed to in writing by the Borrower, the Servicer, the Administrative Agent and the Lender pursuant to Section 2.19(b)), (b) the occurrence of an Event of Default (past any applicable notice or cure period provided in the definition thereof) and (c) the date of any voluntary termination by the Borrower pursuant to Section 2.18(b); provided that if any of the foregoing is not a Business Day, the Reinvestment Period shall end on the next succeeding Business Day.

“Release Date” has the meaning assigned to that term in Section 2.07(e).

“Remittance Period” means, (a) as to the Initial Payment Date, the period beginning on January 20, 2012 and ending on, and including, the Determination Date immediately preceding such Payment Date and (b) as to any subsequent Payment Date, the period beginning on the first day after the most recently ended Remittance Period and ending on, and including, the Determination Date immediately preceding such Payment Date, or, with respect to the final Remittance Period, the Collection Date.

“Replacement Servicer” has the meaning assigned to that term in Section 6.01(c).

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than an event for which the 30 day notice period has been waived.

“Reporting Date” means the date that is three Business Days prior to the Payment Date of each calendar month, commencing with the Payment Date in March, 2012.

“Required Lenders” has the meaning assigned to that term in Section 11.01(a).

“Servicer” means at any time the Person then authorized, pursuant to Section 6.01 to service, administer, and collect on the Loan Assets and exercise rights and remedies in respect of the same.

“Servicer Pension Plan” has the meaning assigned to that term in Section 4.03(p).

“Servicer Termination Event” means the occurrence of any one or more of the following events:

(a)           any failure by the Servicer to make any payment, transfer or deposit into the Collection Account (including, without limitation, with respect to bifurcation and remittance of Interest Collections and Principal Collections) or the Unfunded Exposure Account, as required by this Agreement or any Transaction Document which continues unremedied for a period of two Business Days;

(b)           any failure on the part of the Servicer duly to (i) observe or perform in any material respect any other covenants or agreements of the Servicer set forth in this Agreement or the other Transaction Documents to which the Servicer is a party (including, without limitation, any material delegation of the Servicer’s duties that is not permitted by Section 6.01 of this Agreement) or (ii) comply in any material respect with the ~~Credit Policy and the~~ Servicing Standard regarding the servicing of the Collateral Portfolio and in each case the same continues unremedied for a period of 30 days (if such failure can be remedied) after the earlier to occur of (x) the date on which written notice of such failure requiring the same to be remedied shall have been given to the Servicer by the Administrative Agent or the Collateral Agent (at the direction of the Administrative Agent) and (y) the date on which a Responsible Officer of the Servicer acquires knowledge thereof;

(c)           the failure of the Servicer to make any payment when due (after giving effect to any related grace period) under one or more agreements for borrowed money to which it is a party in an aggregate amount in excess of United States $~~25,000,000,~~50,000,000, individually or in the aggregate, or the occurrence of any event or condition that has resulted in the acceleration of such amount of recourse debt whether or not waived;

(d)           a Bankruptcy Event shall occur with respect to the Servicer;

(e)           Ares or an Affiliate thereof shall cease to be the Servicer (other than with the prior written consent of the Lender and the Administrative Agent);

(f)            any failure by the Servicer to deliver (i) any required Servicing Report on or before the date occurring two Business Days after the date such report is required to be made or given, as the case may be or (ii) any other Required Reports hereunder on or before the date occurring five Business Days after the date such report is required to be made or given, as the case may be, in each case under the terms of this Agreement;

(g)           any representation, warranty or certification made by the Servicer in any Transaction Document or in any document or report delivered pursuant to any Transaction

Document shall prove to have been incorrect when made, which has a Material Adverse Effect on the Administrative Agent or any of the Secured Parties and continues to be unremedied for a period of 30 days after the earlier to occur of (i) the date on which written notice of such incorrectness requiring the same to be remedied shall have been given to the Servicer by the Administrative Agent or the Collateral Agent and (ii) the date on which a Responsible Officer of the Servicer acquires knowledge thereof;

(h)           any financial or other information reasonably requested by the Administrative Agent or the Collateral Agent is not provided as requested within a reasonable amount of time following such request;

(j)            the rendering against the Servicer of one or more final judgments, decrees or orders for the payment of money in excess of United States $~~25,000,000,~~50,000,000, individually or in the aggregate, and the continuance of such judgment, decree or order unsatisfied and in effect for any period of more than 60 consecutive days without such judgment, decree or order being vacated, stayed or discharged during such 60 day period;

(k)           any change in the control of the Servicer that takes the form of either a merger or consolidation that does not comply with the provisions of Section 5.04(a) of this Agreement;

(l)            the declaration or automatic occurrence of the Facility Maturity Date;

(m)          any other event which has caused, or which would reasonably be expected to cause, a Material Adverse Effect on the ability of the Servicer to meet its obligations under the Transaction Documents to which it is a party; or

(n)           Ares shall assign its rights or obligations as “Servicer” hereunder to any Person without the consent of the Lender and the Administrative Agent (as required in Section 11.04(a)).

“Servicer Termination Notice” has the meaning assigned to that term in Section 6.01(b).

“Servicer’s Certificate” has the meaning assigned to that term in Section 6.08(c).

“Servicing Fees” means the fee payable to the Servicer on each Payment Date in arrears in respect of each Remittance Period, which fee shall be equal to the product of (a) 0.50%, (b) the arithmetic mean of the aggregate Outstanding Balance of all Eligible Loan Assets and Defaulted Loan Assets on the first day and on the last day of the related Remittance Period and (c) the actual number of days in such Remittance Period divided by 360; provided that the rate set forth in clause (a) hereof may be increased up to 0.75% at the discretion of the Administrative Agent in the event that a Replacement Servicer (other than SMBC or an Affiliate thereof) is appointed pursuant to Section 6.01(c).

“Servicing File” means, for each Loan Asset, (a) copies of each of the Required Loan Documents and (b) any other portion of the Loan Asset File which is not part of the Required Loan Documents.

“Servicing Report” has the meaning assigned to that term in Section 6.08(b).

“Servicing Standard” means, with respect to any Loan Assets included in the Collateral Portfolio, to service and administer such Loan Assets on behalf of the Secured Parties in accordance with Applicable Law, the terms of this Agreement, the Loan Agreements, all customary and usual servicing practices for loans like the Loan Assets and, to the extent consistent with the foregoing, (a) if the Servicer is the originator or an Affiliate thereof, the higher of: (i) in a manner which the Servicer believes to be consistent with the practices and procedures followed by institutional servicers of national standing relating to assets of the nature and character of the Loan Assets, and (ii) the same care, skill, prudence and diligence with which the Servicer services and administers loans for its own account or for the account of others, and (b) if the Servicer is not the originator or an Affiliate thereof, the same care, skill, prudence and diligence with which the Servicer services and administers loans for its own account or for the account of others.

“SMBC” means Sumitomo Mitsui Banking Corporation, a Japanese banking corporation, in its individual capacity, together with its successors and assigns.

“SMBC Lender Fee Letter” means that certain lender fee letter, dated as of the Closing Date, by and among the Borrower, the Servicer, the Administrative Agent and SMBC, as such letter may be amended, restated, supplemented, modified, waived and/or replaced from time to time.

“Solvent” means, as to any Person at any time, having a state of affairs such that all of the following conditions are met: (a) the fair market value of the property of such Person is greater than the amount of such Person’s liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated for purposes of Section 101(32) of the Bankruptcy Code; (b) the present fair saleable value of the property of such Person in an orderly liquidation of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts and other liabilities as they become absolute and matured; (c) such Person is able to realize upon its property and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business; (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature; and (e) such Person is not engaged in a business or a transaction, and does not propose to engage in a business or a transaction, for which such Person’s property assets would constitute unreasonably small capital.

“State” means one of the fifty states of the United States or the District of Columbia.

“Stated Maturity Date” means ~~January 20,~~September 14, 2020 (or, if such day is not a Business Day, the next succeeding Business Day) or such later date as is agreed to in

(c)           Notations on Variable Funding Note. The Lender is hereby authorized to enter on a schedule attached to any Variable Funding Note issued ~~herunder~~hereunder a notation (which may be computer generated) with respect to each Advance under such Variable Funding Note made by the Lender of: (i) the date and principal amount thereof, and (ii) each repayment of principal thereof, and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded. The failure of the Lender to make any such notation on the schedule attached to any Variable Funding Note shall not limit or otherwise affect the obligation of the Borrower to repay the Advances Outstanding in accordance with their respective terms as set forth herein.

SECTION 2.02       Procedure for Advances.

(a)           During the Reinvestment Period, the Lender will make Advances on any Business Day at the request of the Borrower, subject to and in accordance with the terms and conditions of Sections 2.01 and this 2.02 and subject to the provisions of Article III hereof.

(b)           For each LIBOR Advance, the Borrower shall deliver an irrevocable written notice in the form of a Notice of Borrowing to the Administrative Agent, with a copy to the Collateral Custodian, no later than 1:00 p.m. at least three Business Days before the Business Day on which the LIBOR Advance is to be made; provided that if such Notice of Borrowing is delivered later than 1:00 p.m. on such Business Day, such Notice of Borrowing shall be deemed to have been received on the following Business Day. For each Base Rate Advance, the Borrower shall deliver an irrevocable written notice in the form of a Notice of Borrowing to the Administrative Agent no later than 1:00 p.m. at least one Business Day before the Business Day on which the Base Rate Advance is to be made; provided that if such Notice of Borrowing is delivered later than 1:00 p.m. on such Business Day, such Notice of Borrowing shall be deemed to have been received on the following Business Day. The Borrower or the Servicer shall post all Loan Agreements and other loan documents and information with respect to each proposed Eligible Loan Asset, if any, to an IntraLinks (or other replacement) website to which the Administrative Agent has access. Each Notice of Borrowing shall include a duly completed Borrowing Base Certificate (updated to the date such Advance is requested and giving pro forma effect to the Advance requested and the use of the proceeds thereof), and shall specify:

(i)            the aggregate amount of such Advance, which amount shall not cause the Advances Outstanding to exceed the Borrowing Base; provided that, except with respect to an Advance pursuant to Section 2.02(f), the amount of such Advance must be at least equal to $500,000;

(ii)           the proposed Advance Date and whether such Advance will be a LIBOR Advance or a Base Rate Advance;

(iii)          a representation that all conditions precedent for an Advance described in Article III hereof have been satisfied;

(iv)          the amount of cash that will be funded into the Unfunded Exposure Account in connection with any Revolving Loan Asset or Delayed Draw Loan Asset funded by such Advance, if applicable; and

the Borrower to effect an otherwise permitted substitution as necessary to facilitate a cure of such Borrowing Base Deficiency (and any Unmatured Event of Default arising therefrom) so long as immediately after giving effect to such substitution and any other sale or transfer substantially contemporaneous therewith, such Borrowing Base Deficiency shall be cured or closer to being cured and (ii) simultaneously therewith, the Transferor shall cause a Substitute Eligible Loan Asset to be transferred to the Borrower pursuant to the terms of the Purchase and Sale Agreement. Any such replacement of a Loan Asset with an Eligible Loan Asset effected in accordance with this Section 2.07(a) shall require the prior written consent of the Administrative Agent, which may be granted or withheld in its sole discretion.

(b)                                 Discretionary Sales. The Borrower shall be permitted to sell Loan Assets to Persons other than the Transferor or its Affiliates from time to time, subject to the following terms and conditions:

(A)                              the proceeds of such sale shall be deposited into the Principal Collection Account to be disbursed in accordance with Section 2.04 hereof (subject to clause (D) below) or reinvested, prior to the end of the Reinvestment Period, in additional Eligible Loan Assets in accordance with (and to the extent permitted under) Section 2.21 hereof;

(B)                                no Event of Default has occurred, or would result from such sale, and no Unmatured Event of Default or Borrowing Base Deficiency exists or would result from such sale;

(C)                                the prior written consent of the Administrative Agent (in its sole discretion) shall be required if:

(i)                                     at any time during the term of this Agreement, the proceeds of the sale of such Loan Asset will be less than the Adjusted Borrowing Value of such Loan Asset; or

(ii)                                  at any time from and after the end of the Reinvestment Period, the proceeds of the sale of such Loan Asset will be equal to or greater than the Adjusted Borrowing Value of such Loan Asset and:

(x)                                   immediately after the sale of such Loan Asset, the Collateral Portfolio will include fewer than ~~five~~seven Loan Assets (it being understood that any two or more Loan Assets with substantially the same Obligor or Obligors shall be deemed for such purpose to constitute a single Loan Asset); or

(y)                                 immediately after the sale of such Loan Asset, the aggregate Adjusted Borrowing Value of all the Loan Assets included in the Collateral Portfolio will be less than $~~75,000,000~~125,000,000; and

(D)                               at any time prior to the end of the Reinvestment Period, if the proceeds of the sale of such Loan Asset will be equal to or greater than the Adjusted Borrowing Value of such Loan Asset, then:

(D)                               on the related Optional Sale Date, the Borrower shall have deposited into the Principal Collection Account, in immediately available funds, the proceeds of such Optional Sale, which shall at least equal the sum of (x) the aggregate Adjusted Borrowing Value of the Loan Assets being sold and (y) any expenses or fees incurred by the Administrative Agent or by the Lender in connection with such Optional Sale;

(E)                                 the prior written consent of the Administrative Agent (in its sole discretion) shall be required if:

(i)                                     at any time during the term of this Agreement, the proceeds of the sale of such Loan Asset will be less than the Adjusted Borrowing Value of such Loan Asset; or

(ii)                                  at any time from and after the end of the Reinvestment Period, the proceeds of the sale of such Loan Asset will be equal to or greater than the Adjusted Borrowing Value of such Loan Asset and:

(x)                                   immediately after the sale of such Loan Asset, the Collateral Portfolio will include fewer than ~~five~~seven Loan Assets (it being understood that any two or more Loan Assets with substantially the same Obligor or Obligors shall be deemed for such purpose to constitute a single Loan Asset); or

(y)                                 immediately after the sale of such Loan Asset, the aggregate Adjusted Borrowing Value of all the Loan Assets included in the Collateral Portfolio will be less than $~~75,000,000~~125,000,000; and

(F)                                 at any time prior to the end of the Reinvestment Period, if the proceeds of the sale of such Loan Asset will be equal to or greater than the Adjusted Borrowing Value of such Loan Asset, then:

(i)                                     if the Borrower shall request consent from the Administrative Agent to any such sale and the Administrative Agent shall grant such consent (such consent not to be unreasonably withheld or delayed), then Principal Collections received by the Borrower from such sale in an amount equal to the product of (1) the Applicable Percentage for such Loan Asset as of the date of such sale and (2) the Adjusted Borrowing Value of such Loan Asset as of the date of such sale shall be applied as Designated Sale Proceeds to reduce Advances Outstanding in accordance with Section 2.04(b), to the extent such Principal Collections are distributed from the Principal Collection Account on a Payment Date, or Section 2.04(c), to the extent such Principal Collections are distributed from the Principal Collection Account on a date other than a Payment Date; or

(ii)                                  if the Borrower does not request or requests but does not receive the prior written consent of the Administrative Agent for any such sale, then all of the Principal Collections received by the Borrower from such sale shall be applied as Designated Sale Proceeds to reduce Advances Outstanding in accordance with Section 2.04(b), to the extent such Principal Collections are distributed from the

Agent, the Lender or the Administrative Agent but without any other representation or warranty, express or implied, by or recourse against the Lender or the Administrative Agent.

SECTION 2.17                    Treatment of Amounts Received by the Borrower. Amounts received by the Borrower in connection with sales and substitutions of Loan Assets pursuant to Section 2.07 on account of such Loan Assets shall be treated as payments of Principal Collections or Interest Collections, as applicable, on Loan Assets hereunder.

SECTION 2.18                    Prepayment; Termination.

(a)                                  Except as expressly permitted or required herein, including without limitation any repayment necessary to cure a Borrowing Base Deficiency, Advances Outstanding may only be reduced in whole or in part at the option of the Borrower at any time by delivering a Notice of Reduction (which notice shall include a Borrowing Base Certificate) to the Administrative Agent and the Collateral Agent at least three Business Days’ prior to such reduction. Upon any prepayment, the Borrower shall also pay in full any Breakage Fees (solely to the extent such prepayment occurs on any day other than a Payment Date or with less than three Business Days’ prior written notice to the Administrative Agent) and other accrued and unpaid costs and expenses of the Administrative Agent and the Lender related to such prepayment; provided that no reduction in Advances Outstanding shall be given effect unless (i) sufficient funds have been remitted to pay all such amounts in full, as determined by the Administrative Agent, in its sole discretion and (ii) no event has occurred or would result from such prepayment which would constitute an Event of Default or an Unmatured Event of Default. The Administrative Agent shall apply amounts received from the Borrower pursuant to this Section 2.18(a) to the payment of any Breakage Fees, to the pro rata reduction of the Advances Outstanding and to the payment of any accrued and unpaid costs and expenses of the Administrative Agent and the Lender related to such prepayment. Any notice relating to any repayment pursuant to this Section 2.18(a) shall be irrevocable.

(b)                                 Notwithstanding any other provision hereof, the Borrower shall not terminate this Agreement or any other Transaction Document during the Non-Call Period. After the expiration of the Non-Call Period but prior to the second anniversary of the ~~Closing~~First Amendment Effective Date, (i) upon three Business Days’ prior written notice to the Administrative Agent and the Collateral Agent and only so long as no Event of Default has occurred and no Unmatured Event of Default exists, the Borrower may, at its option, terminate this Agreement and the other Transaction Documents upon indefeasible payment in full of all Advances Outstanding, all accrued and unpaid Yield, any Breakage Fees, all accrued and unpaid costs and expenses of the Collateral Agent, the Administrative Agent and the Lender, the Make-Whole Premium and all other Obligations (other than unmatured contingent obligations) and (ii) with the prior written consent of the Administrative Agent, the Borrower may reduce the Maximum Facility Amount upon payment in full of the Make-Whole Premium, payment of all other Obligations (other than unmatured contingent indemnification obligations) and delivery of a Notice of Reduction at least one Business Day prior to such reduction; provided that no Event of Default or Unmatured Event of Default would result from such reduction in the Maximum Facility Amount. Any termination of this Agreement shall be subject to Section 11.05. From and after the second anniversary of the ~~Closing~~First Amendment Effective Date, the Borrower may,

at its option, terminate this Agreement and the other Transaction Documents or reduce the Maximum Facility Amount, as applicable, upon three Business Days’ prior written notice to the Administrative Agent and the Collateral Agent and only so long as no Event of Default has occurred and no Unmatured Event of Default exists. From and after the second anniversary of the ~~Closing~~First Amendment Effective Date and subject to the satisfaction of the conditions set forth in the immediately preceding sentence, the Borrower may terminate this Agreement upon indefeasible payment in full of all Advances Outstanding, all accrued and unpaid Yield, any Breakage Fees, all accrued and unpaid costs and expenses of the Collateral Agent, the Administrative Agent and the Lender and payment of all other Obligations (other than unmatured contingent obligations) (but without the payment of any prepayment premiums, including the Make-Whole Premium, or prepayment fees).

(c)                                  Notwithstanding anything to the contrary in Section 2.18(b), no Make-Whole Premium shall be payable by the Borrower in the event that either (x) the Obligations are refinanced by the proceeds of any other financing of the Transferor or any of its Affiliates by any of the Administrative Agent or any of their respective Affiliates or (y) the Administrative Agent or any of their respective Affiliates enters into another credit facility or other financing with the Transferor or any of its Affiliates substantially concurrently with the termination of this Agreement (provided that in either case of clause (x) or clause (y) above, the aggregate commitments of such financing shall equal or exceed the Advances Outstanding on such date, and the Administrative Agent or its respective Affiliates hold at least 51% of the aggregate commitments of such replacement or other financing).

(d)                                 The Borrower hereby acknowledges and agrees that the Make-Whole Premium constitutes additional consideration for the Lender to enter into this Agreement.

SECTION 2.19                    Extension of Stated Maturity Date and Reinvestment Period.

(a)                                  The Borrower may, at any time after the first anniversary of the ~~Closing~~First Amendment Effective Date, make a request to the Administrative Agent to extend the date set forth in the definition of “Stated Maturity Date” for an additional period of one year. The Stated Maturity Date may be extended by one year by mutual agreement among the Administrative Agent, SMBC (so long as SMBC is the Collateral Agent, the Lender or the Replacement Servicer), the Borrower and the Servicer (such extension, the “Initial Stated Maturity Extension”). Following such Initial Stated Maturity Extension, the Borrower may, at any time thereafter, make a request to the Administrative Agent to extend the date set forth in the definition of “Stated Maturity Date” (as revised by the Initial Stated Maturity Extension) for an additional period of one year (such extension, the “Second Stated Maturity Extension”). The Stated Maturity Date (as revised by the Initial Stated Maturity Extension) may be extended by one year upon the mutual agreement among the Administrative Agent, SMBC (so long as SMBC is the Collateral Agent, the Lender or the Replacement Servicer), the Borrower and the Servicer. The effectiveness of either the Initial Stated Maturity Extension or the Second Stated Maturity Extension shall be conditioned upon the payment of a Stated Maturity Extension Fee (as defined in the SMBC Lender Fee Letter) to the Administrative Agent for the Administrative Agent’s own account, in immediately available funds. The Borrower confirms that SMBC (so long as SMBC is the Collateral Agent, the Lender or the Replacement Servicer) or the Administrative Agent,

each in its sole and absolute discretion, without regard to the value or performance of the Loan Assets or any other factor, may elect not to extend the Stated Maturity Date.

(b)                                 The Borrower may, at any time after the first anniversary of the ~~Closing~~First Amendment Effective Date, make a request to the Administrative Agent to extend the date set forth in clause (a) of the definition of “Reinvestment Period” for an additional period of one year. Such date may be extended by one year by mutual agreement among the Administrative Agent, SMBC (so long as SMBC is the Collateral Agent, the Lender or the Replacement Servicer), the Borrower and the Servicer (such extension, the “Initial Reinvestment Period Extension”). Following such Initial Reinvestment Period Extension, the Borrower may, at any time thereafter, make a request to the Administrative Agent to extend the date set forth in clause (a) of the definition of “Reinvestment Period” (as revised by the Initial Reinvestment Period Extension) for an additional period of one year. Such date may be extended by one year upon the mutual agreement among the Administrative Agent, SMBC (so long as SMBC is the Collateral Agent, the Lender or the Replacement Servicer), the Borrower and the Servicer (such extension, the “Second Reinvestment Period Extension”). The effectiveness of either the Initial Reinvestment Period Extension or the Second Reinvestment Period Extension shall be conditioned upon the payment of a Reinvestment Period Extension Fee (as defined in the SMBC Lender Fee Letter) to the Administrative Agent for the Administrative Agent’s own account, in immediately available funds. The Borrower confirms that SMBC (so long as SMBC is the Collateral Agent, the Lender or the Replacement Servicer) or the Administrative Agent, each in its sole and absolute discretion, without regard to the value or performance of the Loan Assets or any other factor, may elect not to extend the date set forth in clause (a) of the definition of “Reinvestment Period”.

SECTION 2.20                    Collections and Allocations.

(a)                                  The Servicer shall promptly identify any collections received as being on account of Interest Collections, Principal Collections or other Available Collections and shall transfer, or cause to be transferred, all Available Collections received directly by it to the Collection Account by the close of business on the second Business Day after such Collections are received. Upon the transfer of Available Collections to the Collection Account, the Servicer shall segregate Principal Collections and Interest Collections and transfer the same to the Principal Collection Account and the Interest Collection Account, respectively. The Servicer shall further include a statement as to the amount of Principal Collections and Interest Collections on deposit in the Principal Collection Account and the Interest Collection Account, as well as the amount on deposit in the Unfunded Exposure Account, on each Reporting Date in the Servicing Report delivered pursuant to Section 6.08(b).

(b)                                 On the Cut-Off Date with respect to any Loan Asset, the Servicer will deposit into the Collection Account all Available Collections received in respect of Eligible Loan Assets being transferred to and included as part of the Collateral Portfolio on such date.

(c)                                  With the prior written consent of the Administrative Agent (a copy of which will be provided by the Servicer to the Collateral Agent), the Servicer may withdraw from the Collection Account any deposits thereto constituting Excluded Amounts if the Servicer has,

(e)           No Violation. The execution, delivery and performance of this Agreement, the other Transaction Documents to which it is a party and all other agreements and instruments executed and delivered or to be executed and delivered pursuant hereto or thereto in connection with the transfer to the Borrower pursuant to the terms of the Purchase and Sale Agreement of the Collateral Portfolio will not (i) create any Lien on the Collateral Portfolio (other than Permitted Liens) pursuant to the terms of any such contractual obligation, other than this Agreement and the other Transaction Documents to which the Borrower is a party, (ii) violate any Applicable Law or the certificate of formation or limited liability company agreement of the Borrower or (iii) violate any contract or other agreement to which the Borrower is a party or by which the Borrower or any property or assets of the Borrower may be bound.

(f)            No Proceedings. There is no litigation or administrative proceeding or investigation pending or, to the knowledge of the Borrower, threatened against the Borrower or any properties of the Borrower, before any Governmental Authority (i) asserting the invalidity of this Agreement or any other Transaction Document to which the Borrower is a party, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any other Transaction Document to which the Borrower is a party or (iii) seeking any determination or ruling that could reasonably be expected to have a Material Adverse Effect.

(g)           Selection Procedures; Origination of Loan Assets. In selecting the Loan Assets to be transferred to the Borrower pursuant to the terms of the Purchase and Sale Agreement, no selection procedures were employed which are intended to be adverse to the interests of the Lender~~. Such Loan Assets originated by the Transferor were originated pursuant to and in accordance with the Credit Policy~~.

(h)           Bulk Sales. The grant of the security interest in the Collateral Portfolio by the Borrower to the Collateral Agent, for the benefit of the Secured Parties, pursuant to this Agreement, is in the ordinary course of business for the Borrower and is not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction.

(i)            No Alienation of Collateral Portfolio. Except as otherwise expressly permitted by the terms of this Agreement and other than the security interest granted to the Collateral Agent, on behalf of the Secured Parties, pursuant to this Agreement, no item of Collateral Portfolio has been sold, transferred, assigned or pledged by the Borrower to any Person.

(j)            Indebtedness. The Borrower has no Indebtedness or other indebtedness, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than (i) Indebtedness incurred under the terms of the Transaction Documents and (ii) Indebtedness incurred pursuant to certain ordinary business expenses arising pursuant to the transactions contemplated by this Agreement and the other Transaction Documents.

(k)           Sole Purpose. The Borrower has been formed solely for the purpose of engaging in transactions of the types contemplated by this Agreement, and has not engaged in any business activity other than the negotiation, execution and to the extent applicable, performance of this Agreement and the transactions contemplated by the Transaction Documents.

(ee)                            Collections. The Borrower acknowledges that all Available Collections received by it or its Affiliates with respect to the Collateral Portfolio transferred to the Borrower pursuant to the terms of the Purchase and Sale Agreement are held and shall be held in trust for the benefit of the Collateral Agent, on behalf of the Secured Parties, until deposited into the Collection Account within two Business Days after receipt as required herein.

(ff)                                Set-Off, etc. No Loan Asset has been compromised, adjusted, extended, satisfied, subordinated, rescinded, set-off or modified by the Borrower, the Transferor or the Obligor thereof, and no Collateral Portfolio, including any Loan Assets therein, is subject to compromise, adjustment, extension, satisfaction, subordination, rescission, set-off, counterclaim, defense, abatement, suspension, deferment, deduction, reduction, termination or modification, whether arising out of transactions concerning the Collateral Portfolio or otherwise, by the Borrower, the Transferor or the Obligor with respect thereto, except, in each case, for amendments, extensions and modifications, if any, to such Collateral Portfolio otherwise permitted pursuant to Section 6.04(a) and in accordance with ~~the Credit Policy and~~ the Servicing Standard.

(gg)                          Full Payment. As of the applicable Cut-Off Date thereof, the Borrower has no knowledge of any fact which should lead it to expect that any Loan Asset will not be paid in full.

(hh)                          Environmental. With respect to each item of Underlying Collateral as of the applicable Cut-Off Date for the Loan Asset related to such Underlying Collateral, to the actual knowledge of a Responsible Officer of the Borrower: (a) the related Obligor’s operations comply in all material respects with all applicable Environmental Laws; (b) none of the related Obligor’s operations is the subject of a federal or state investigation evaluating whether any remedial action, involving expenditures, is needed to respond to a release of any Hazardous Materials into the environment; and (c) the related Obligor does not have any material contingent liability in connection with any release of any Hazardous Materials into the environment. As of the applicable Cut-Off Date for the Loan Asset related to such Underlying Collateral, none of the Borrower, the Transferor nor the Servicer has received any written or verbal notice of, or inquiry from any Governmental Authority regarding, any violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Underlying Collateral, nor does any such Person have knowledge or reason to believe that any such notice will be received or is being threatened.

(ii)                                  USA PATRIOT Act. Neither the Borrower nor any Affiliate of the Borrower is (i) a country, territory, organization, Person or entity named on an Office of Foreign Asset Control (OFAC) list; (ii) a Person that resides or has a place of business in a country or territory named on such lists or which is designated as a “Non-Cooperative Jurisdiction” by the Financial Action Task Force on Money Laundering, or whose subscription funds are transferred from or through such a jurisdiction; (iii) a “Foreign Shell Bank” within the meaning of the USA PATRIOT Act, i.e., a foreign bank that does not have a physical presence in any country and that is not affiliated with a bank that has a physical presence and an acceptable level of regulation and supervision; or (iv) a Person or entity that resides in or is organized under the laws of a jurisdiction designated by the United States Secretary of the Treasury under Sections 311 or 312 of the USA PATRIOT Act as warranting special measures due to money laundering concerns.

(h)                                 Reports Accurate. All Borrowing Base Certificates, information, exhibits, financial statements, documents, books, records or reports furnished by the Servicer to the Administrative Agent, the Collateral Agent, the Lender or the Collateral Custodian in connection with this Agreement, including, without limitation, the JPM Credit Documents (other than any exhibits and schedules thereto which are not required to be publicly filed), are, as of their date, true, complete and correct in all material respects; provided that, solely with respect to written or electronic information furnished by the Servicer which was provided to the Servicer from an Obligor with respect to a Loan Asset, such information need only be true, complete and correct in all material respects to the knowledge of the Servicer; provided further that the foregoing proviso shall not apply to any information presented in a Servicer’s Certificate, Servicing Report, Notice of Borrowing or Borrowing Base Certificate.

(i)                                     ~~Credit Policy and~~ Servicing Standard. The Servicer has complied in all material respects with ~~(i) the Credit Policy with regard to the origination and underwriting of the Loan Assets and (ii)~~ the Servicing Standard with regard to the servicing of the Loan Assets.

(j)                                     Collections. The Servicer acknowledges that all Available Collections received by it or its Affiliates with respect to the Collateral Portfolio transferred to the Borrower pursuant to the terms of the Purchase and Sale Agreement are held and shall be held in trust, for the benefit of the Secured Parties, until deposited into the Collection Account within two Business Days from receipt as required herein.

(k)                                  Bulk Sales. The execution, delivery and performance of this Agreement and the transactions contemplated hereby do not require compliance with any “bulk sales” act or similar law by the Servicer.

(l)                                     Solvency. The Servicer is not the subject of any Bankruptcy Proceedings or Bankruptcy Event. The transactions contemplated by this Agreement and any other Transaction Document to which the Servicer is a party do not and will not render the Servicer not Solvent.

(m)                               Taxes. The Servicer has filed or caused to be filed all Tax returns that are required to be filed by it (subject to any extension to file properly obtained by the same). The Servicer has paid or made adequate provisions for the payment of all Taxes and all assessments made against it or any of its property (other than any amount of Tax the validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in accordance with GAAP have been provided on the books of the Servicer), and no Tax lien has been filed and, to the Servicer’s knowledge, no claim is being asserted, with respect to any such Tax, assessment or other charge.

(n)                                 Exchange Act Compliance; Regulations T, U and X. None of the transactions contemplated herein or in the other Transaction Documents (including, without limitation, the use of the Proceeds from the sale of the Collateral Portfolio) will violate or result in a violation of Section 7 of the Exchange Act, or any regulations issued pursuant thereto, including, without limitation, Regulations T, U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chapter II.

Code) of which Ares is a member in an amount equal to or greater than $~~25,000,000~~50,000,000 in the aggregate, or (ii) to the Tax liability of the Borrower itself in an amount equal to or greater than $1,000,000 in the aggregate. Any such notice shall specify the nature of the items giving rise to such adjustments and the amounts thereof.

(m)                               Notice of Auditors’ Management Letters. The Borrower shall promptly notify the Administrative Agent after the receipt of any auditors’ management letters received by the Borrower or by its accountants.

(n)                                 Notice of Breaches of Representations and Warranties under this Agreement. The Borrower shall promptly notify the Administrative Agent if any representation or warranty set forth in Section 4.01 or Section 4.02 was incorrect at the time it was given or deemed to have been given and at the same time deliver to the Collateral Agent and the Administrative Agent a written notice setting forth in reasonable detail the nature of such facts and circumstances. In particular, but without limiting the foregoing, the Borrower shall notify the Collateral Agent and the Administrative Agent in the manner set forth in the preceding sentence before any Cut-Off Date of any facts or circumstances within the knowledge of the Borrower which would render any of the said representations and warranties untrue at the date when such representations and warranties were made or deemed to have been made.

(o)                                 Notice of Breaches of Representations and Warranties under the Purchase and Sale Agreement. The Borrower confirms and agrees that the Borrower will, upon receipt of notice or discovery thereof, promptly send to the Administrative Agent and the Collateral Agent a notice of (i) any breach of any representation, warranty, agreement or covenant under the Purchase and Sale Agreement or (ii) any event or occurrence that, upon notice, or upon the passage of time or both, would constitute such a breach, in each case, promptly upon learning thereof.

(p)                                 Notice of Proceedings. The Borrower shall notify the Administrative Agent, as soon as possible and in any event within three Business Days, after the Borrower receives notice or obtains knowledge thereof, of any settlement of, material judgment (including a material judgment with respect to the liability phase of a bifurcated trial) in or commencement of any material labor controversy, material litigation, material action, material suit or material proceeding before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting the Collateral Portfolio, the Transaction Documents, the Collateral Agent’s, for the benefit of the Secured Parties, security interest in the Collateral Portfolio, or the Borrower, the Servicer or the Transferor or any of their Affiliates. For purposes of this Section 5.01(p), (i) any settlement, judgment, labor controversy, litigation, action, suit or proceeding affecting the Collateral Portfolio, the Transaction Documents, the Collateral Agent’s, for the benefit of the Secured Parties, security interest in the Collateral Portfolio, or the Borrower in excess of $1,000,000 shall be deemed to be material and (ii) any settlement, judgment, labor controversy, litigation, action, suit or proceeding affecting the Servicer or the Transferor or any of their Affiliates (other than the Borrower) in excess of $~~25,000,000~~50,000,000 shall be deemed to be material.

(q)                                 Notice of ERISA Reportable Events. The Borrower shall promptly notify the Administrative Agent after receiving notice of the occurrence of any Reportable Event with

(e)                                  Liens. The Borrower shall not create, incur or permit to exist any Lien, encumbrance or security interest in or on any of the Collateral Portfolio subject to the security interest granted by the Borrower pursuant to this Agreement, other than Permitted Liens.

(f)                                    Organizational Documents. The Borrower shall not amend, modify, waive or terminate any of the organizational or operational documents of the Borrower without the prior written consent of the Administrative Agent.

(g)                                 Merger, Acquisitions, Sales, etc. The Borrower shall not change its organizational structure, enter into any transaction of merger or consolidation or amalgamation, or asset sale (other than pursuant to Section 2.07), or liquidate, wind up or dissolve itself (or suffer any liquidation, winding up or dissolution) without the prior written consent of the Administrative Agent.

(h)                                 Use of Proceeds. The Borrower shall not use the proceeds of any Advance other than (x) to finance the purchase by the Borrower from the Transferor on a “true sale” basis, of Collateral Portfolio pursuant to the terms of the Purchase and Sale Agreement or (y) to fund the Unfunded Exposure Account in order to establish reserves for unfunded commitments of Revolving Loan Assets and Delayed Draw Loan Assets included in the Collateral Portfolio or (z) to distribute such proceeds to the Transferor (so long as such distribution is permitted pursuant to Section 5.02(m)).

(i)                                     Limited Assets. The Borrower shall not hold or own any assets that are not part of the Collateral Portfolio other than with respect to any assets released from the Lien of the Collateral Agent hereunder following (i) a substitution effected in accordance with Section 2.07(a) (so long as a Substitute Eligible Loan Asset has been transferred to the Borrower pursuant to the terms of the Purchase and Sale Agreement in connection therewith), (ii) an Optional Sale in connection with a Permitted Refinancing effected in accordance with Section 2.07(c), (iii) a Lien Release Dividend effected in accordance with Section 2.07(d); (iv) a repurchase or substitution of a Warranty Loan Asset effected in accordance with Section 2.07(e) or (v) a transaction in accordance with Section 2.07(g).

(j)                                     Tax Treatment. The Borrower shall not elect to be treated as a corporation for U.S. federal income tax purposes and shall take all reasonable steps necessary to avoid being treated as a corporation for U. S. federal income tax purposes.

(k)                                  Extension or Amendment of Collateral Portfolio. The Borrower will not, except as otherwise permitted in Section 6.04(a) and in accordance with ~~the Credit Policy and~~ the Servicing Standard, extend, amend or otherwise modify the terms of any Loan Asset (including the Underlying Collateral).

(l)                                     Purchase and Sale Agreement. The Borrower will not amend, modify, waive or terminate any provision of the Purchase and Sale Agreement without the prior written consent of the Administrative Agent.

(m)                               Restricted Junior Payments. The Borrower shall not make any Restricted Junior Payment, except that, so long as no Event of Default or Unmatured Event of Default has

connection herewith that would be inconsistent with the limited recourse undertaking of the Servicer, in its capacity as seller, under Section 2.1(e) of the Purchase and Sale Agreement.

(d)                                 Keeping of Records and Books of Account.

(i)                         The Servicer will maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing the Collateral Portfolio, including without limitation the Records, in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Collateral Portfolio and the identification of the Collateral Portfolio, including without limitation the Records.

(ii)                      The Servicer shall permit the Administrative Agent and its agents or representatives to visit the offices of the Servicer during normal office hours and upon reasonable advance notice and examine and make copies of all documents, books, records and other information concerning the Collateral Portfolio, including without limitation the Records, and the Servicer’s servicing thereof and discuss matters related thereto with any of the officers or employees of the Servicer having knowledge of such matters.

(iii)                   The Servicer will on or prior to the Closing Date, mark its master data processing records and other books and records relating to the Collateral Portfolio, including, without limitation, the Records, with a legend, acceptable to the Administrative Agent describing the sale of the Collateral Portfolio from the Transferor to the Borrower.

(e)                                  Preservation of Security Interest. The Servicer (at its own expense, on behalf of the Borrower) will file such financing and continuation statements and any other documents that may be required by any law or regulation of any Governmental Authority to preserve and protect fully the first priority perfected security interest of the Collateral Agent, for the benefit of the Secured Parties, in, to and under the Loan Assets and that portion of the Collateral Portfolio in which a security interest may be perfected by filing.

(f)                                    ~~Credit Policy~~Servicing Standard. The Servicer will ~~(i)~~ comply in all material respects with the ~~Credit Policy and the~~ Servicing Standard in regard to the Collateral Portfolio~~, and (ii) furnish to the Administrative Agent, prior to its effective date, prompt written notice of any changes in the Credit Policy~~.

(g)                                 Notice of Event of Default. The Servicer will provide the Administrative Agent (with a copy to the Collateral Agent), within two Business Days, written notice of the occurrence of each Event of Default of which the Servicer has knowledge or has received notice, other than notice received from the Administrative Agent. In addition, no later than two Business Days following the Servicer’s knowledge or notice of the occurrence of any Event of Default, the Servicer will provide to the Collateral Agent and the Administrative Agent a written statement of the chief financial officer or chief accounting officer of the Servicer setting forth the details of such event and the action that the Servicer proposes to take with respect thereto.

(h)                                 Taxes. The Servicer will file its Tax returns and pay any and all Taxes imposed on it or its property as required under the Transaction Documents (except as contemplated by Section 4.03(m)).

(i)                                     Other. The Servicer will promptly furnish to the Collateral Agent and the Administrative Agent such other information, documents, records or reports respecting the Collateral Portfolio, including without limitation the Records, or the condition or operations, financial or otherwise, of the Borrower or the Servicer as the Collateral Agent and the Administrative Agent may from time to time reasonably request in order to protect the interests of the Administrative Agent and the Collateral Agent or Secured Parties under or as contemplated by this Agreement.

(j)                                     Proceedings Related to the Borrower, the Transferor and the Servicer and the Transaction Documents. The Servicer shall notify the Administrative Agent as soon as possible and in any event within three Business Days after any executive officer of the Servicer receives notice or obtains knowledge thereof of any settlement of, judgment (including a judgment with respect to the liability phase of a bifurcated trial) in or commencement of any labor controversy, litigation, action, suit or proceeding before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that could reasonably be expected to have a Material Adverse Effect on the Borrower, the Transferor or the Servicer (or any of their Affiliates) or the Transaction Documents. Solely for purposes of this Section 5.03(j), (i) any settlement, judgment, labor controversy, litigation, action, suit or proceeding affecting the Transaction Documents or the Borrower in excess of $1,000,000 shall be deemed to be expected to have such a Material Adverse Effect and (ii) any settlement, judgment, labor controversy, litigation, action, suit or proceeding affecting the Servicer or the Transferor or any of their Affiliates (other than the Borrower) in excess of $~~25,000,000~~50,000,000 shall be deemed to be expected to have such a Material Adverse Effect.

(k)                                  Deposit of Collections. The Servicer shall promptly (but in no event later than two Business Days after receipt) deposit or cause to be deposited into the Collection Account any and all Available Collections received by the Borrower, the Servicer or any of their Affiliates.

(l)                                     Loan Asset Register.

(i)                         The Servicer shall maintain, or cause to be maintained, with respect to each Noteless Loan Asset a register (which may be in physical or electronic form and readily identifiable as the loan asset register) (each, a “Loan Asset Register”) in which it will record, or cause to be recorded, (v) the amount of such Noteless Loan Asset, (w) the amount of any principal or Interest due and payable or to become due and payable from the Obligor thereunder, (x) the amount of any sum in respect of such Noteless Loan Asset received from the Obligor, (y) the date of origination of such Noteless Loan Asset and (z) the maturity date of such Noteless Loan Asset.

(ii)                      At any time a Noteless Loan Asset is included as part of the Collateral Portfolio pursuant to this Agreement, the Servicer shall deliver to the

Administrative Agent, the Collateral Agent and the Collateral Custodian a copy of the related Loan Asset Register, together with a certificate of a Responsible Officer of the Servicer (in the form of Exhibit P) certifying to the accuracy of such Loan Asset Register as of the applicable Cut-Off Date.

(m)                               Special Purpose Entity Requirements. The Servicer shall take such actions as are necessary to cause the Borrower to be in compliance with the special purpose entity requirements set forth in Sections 5.01(a) and (b) and 5.02(a) and (b); provided that for the avoidance of doubt, the Servicer shall not be required to expend any of its own funds to cause the Borrower to be in compliance with subsection 5.02(a)(v) or subsection 5.01(b)(xvii) (it being understood that this proviso shall in no way affect the obligation of the Servicer to manage the activities and liability of the Borrower such that the Borrower maintains compliance with either of the foregoing subsections).

(n)                                 Accounting Changes. As soon as possible and in any event within three Business Days after the effective date thereof, the Servicer will provide to the Administrative Agent notice of any material change in the accounting policies of the Servicer.

(o)                                 Proceedings Related to the Collateral Portfolio. The Servicer shall notify the Administrative Agent as soon as possible and in any event within three Business Days after any Responsible Officer of the Servicer receives notice or has actual knowledge of any settlement of, judgment (including a judgment with respect to the liability phase of a bifurcated trial) in or commencement of any labor controversy, litigation, action, suit or proceeding before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that could reasonably be expected to have a Material Adverse Effect on the interests of the Collateral Agent or the Secured Parties in, to and under the Collateral Portfolio. Solely, for purposes of this Section 5.03(o), any settlement, judgment, labor controversy, litigation, action, suit or proceeding affecting the Collateral Portfolio or the Collateral Agent’s or the Secured Parties’ interest in the Collateral Portfolio that may reduce the value of the Collateral Portfolio in excess of $~~2,500,000~~5,000,000 or more shall be deemed to be expected to have such a Material Adverse Effect.

(p)                                 Compliance with Legal Opinions. The Servicer shall take all actions necessary to maintain in all material respects the accuracy of the factual assumptions set forth in the legal opinions of Latham & Watkins LLP, as special counsel to the Servicer, issued in connection with the Transaction Documents and relating to the issues of substantive consolidation and true sale of the Loan Assets.

(q)                                 Instructions to Administrative Agents and Obligors. The Servicer shall direct, or shall cause the Transferor to direct, any agent or administrative agent for any Loan Asset to remit all payments and collections with respect to such Loan Asset, and, if applicable, to direct the Obligor with respect to such Loan Asset to remit all such payments and collections with respect to such Loan Asset directly to the Collection Account. The Borrower and the Servicer shall take commercially reasonable steps to ensure, and shall cause the Transferor to take commercially reasonable steps to ensure, that only funds constituting payments and collections relating to Loan Assets shall be deposited into the Collection Account.

(r)                                    Capacity as Servicer. The Servicer will ensure that, at all times when it is dealing with or in connection with the Loan Assets in its capacity as Servicer, it holds itself out as Servicer, and not in any other capacity.

(s)                                  Notice of Breaches of Representations and Warranties under the Purchase and Sale Agreement. The Servicer confirms and agrees that the Servicer will, upon receipt of notice or discovery thereof, promptly send to the Administrative Agent and the Collateral Agent a notice of (i) any breach of any representation, warranty, agreement or covenant under the Purchase and Sale Agreement or (ii) any event or occurrence that, upon notice, or upon the passage of time or both, would constitute such a breach, in each case, promptly upon learning thereof.

(t)                                    Audits. At the discretion of the Administrative Agent, the Servicer shall periodically allow the Administrative Agent (during normal office hours and upon reasonable advance notice) to review the Servicer’s collection and administration of the Collateral Portfolio in order to assess compliance by the Servicer with ~~the Credit Policy and~~ the Servicing Standard, as well as with the Transaction Documents and to conduct an audit of the Collateral Portfolio and Required Loan Documents in conjunction with such a review. Such review shall be reasonable in scope and shall be completed in a reasonable period of time; provided that, at the Servicer’s expense, (i) prior to the occurrence of an Event of Default, the Administrative Agent shall be entitled to one (1) such audit during each calendar year and, (ii) after the occurrence of an Event of Default, the Administrative Agent shall be entitled to such number of audits per annum and at such times as it shall require in its reasonable discretion.

(u)                                 Notice of Breaches of Representations and Warranties under this Agreement. The Servicer shall promptly, upon receipt of notice or discovery thereof, notify the Administrative Agent if any representation or warranty set forth in Section 4.03 was incorrect at the time it was given or deemed to have been given and at the same time deliver to the Collateral Agent and the Administrative Agent a written notice setting forth in reasonable detail the nature of such facts and circumstances. In particular, but without limiting the foregoing, the Servicer shall notify the Administrative Agent in the manner set forth in the preceding sentence before any Cut-Off Date of any facts or circumstances within the knowledge of the Servicer which would render any of the said representations and warranties untrue at the date when such representations and warranties were made or deemed to have been made.

(v)                                 Insurance Policies. The Servicer has caused, and will cause, to be performed any and all acts reasonably required to be performed to preserve the rights and remedies of the Collateral Agent and the Secured Parties in any Insurance Policies applicable to Loan Assets (to the extent the Servicer or an Affiliate of the Servicer is the agent or servicer under the applicable Loan Agreement) including, without limitation, in each case, any necessary notifications of insurers, assignments of policies or interests therein, and establishments of co-insured, joint loss payee and mortgagee rights in favor of the Collateral Agent and the Secured Parties; provided that, unless the Borrower is the sole lender under such Loan Agreement, the Servicer shall only take such actions that are customarily taken by or on behalf of a lender in a syndicated loan facility to preserve the rights of such lender.

(w)                               Disregarded Entity. So long as the Servicer is Ares or any of its Affiliates, the Servicer shall cause the Borrower to be disregarded as an entity separate from its owner pursuant to Treasury Regulation Section 301.7701-3(b) and shall cause that neither the Borrower nor any other Person on its behalf shall make an election to be treated as other than an entity disregarded from its owner under Treasury Regulation Section 301.7701-3(c).

(x)                                   Notice of Amendments to JPM Credit Documents. The Servicer shall give prior written notice to the Administrative Agent of all amendments to the JPM Credit Documents that could reasonably be expected to have a material adverse effect on the ability of the Borrower, the Transferor or the Servicer to perform their respective obligations under the Transaction Documents. In addition, the Servicer shall promptly provide to the Administrative Agent true, correct and complete copies of all amendments to the JPM Credit Documents that are not otherwise publicly filed (other than any exhibits and schedules thereto which are not required to be publicly filed).

(y)                                 Notice of Material Adverse Events under JPM Credit Documents. The Servicer shall promptly, upon becoming aware thereof, notify the Administrative Agent of any event or other circumstance that could reasonably be expected to have a material adverse effect on the ability of the Borrower, the Transferor or the Servicer to perform their respective obligations under the Transaction Documents.

SECTION 5.04                                            Negative Covenants of the Servicer.

From the Closing Date until the Collection Date:

(a)                                  Mergers, Acquisition, Sales, etc. The Servicer will not consolidate with or merge into any other Person or convey or transfer its properties and assets substantially as an entirety to any Person, unless the Servicer is the surviving entity and unless:

(i)                         the Servicer has delivered to the Administrative Agent an Officer’s Certificate and an Opinion of Counsel each stating that any such consolidation, merger, conveyance or transfer and any supplemental agreement executed in connection therewith comply with this Section 5.04 and that all conditions precedent herein provided for relating to such transaction have been complied with and, in the case of the Opinion of Counsel, that such supplemental agreement is legal, valid and binding with respect to the Servicer and such other matters as the Administrative Agent may reasonably request;

(ii)                      the Servicer shall have delivered notice of such consolidation, merger, conveyance or transfer to the Administrative Agent; and

(iii)                   after giving effect thereto, no Event of Default or Servicer Termination Event or event that with notice or lapse of time would constitute either an Event of Default or a Servicer Termination Event shall have occurred~~; and~~

~~(iv)                  the Administrative Agent shall have consented in writing to such consolidation, merger, conveyance or transfer~~.

(b)                                 Change of Name or Location of Loan Asset Files. The Servicer shall not (x) change its name, move the location of its principal place of business and chief executive office, change the offices where it keeps records concerning the Collateral Portfolio, including without limitation the Records, from the address set forth in Section 11.02, or change the jurisdiction of its formation, or (y) subject to Section 2.16, move, or consent to the Collateral Custodian moving, the Required Loan Documents and the Loan Asset Files from the location thereof on the initial Advance Date, unless the Servicer shall have provided the Administrative Agent with 30 days’ written notice of such move and such Opinions of Counsel and other documents and instruments as the Administrative Agent may reasonably request in connection therewith and shall have taken all actions required under the UCC of each relevant jurisdiction in order to continue the first priority perfected security interest of the Collateral Agent, for the benefit of the Secured Parties, in the Collateral Portfolio.

(c)                                  Change in Payment Instructions to Obligors. The Servicer will not make any change in its instructions to Obligors regarding payments to be made with respect to the Collateral Portfolio to the Collection Account, unless the Administrative Agent has consented to such change (such consent not to be unreasonably withheld or delayed, it being understood that any such account to which the Obligors may be instructed to make payments shall be subject to an account control agreement which provides the Collateral Agent with a first priority perfected security interest in such account, as evidenced by an Opinion of Counsel reasonably acceptable to the Administrative Agent).

(d)                                 Extension or Amendment of Loan Assets. The Servicer will not, except as otherwise permitted in Section 6.04(a), extend, amend or otherwise modify the terms of any Loan Asset (including the Underlying Collateral).

(e)                                  Taxable Mortgage Pool Matters. The Servicer will manage the Collateral Portfolio and advise the Borrower with respect to purchases from the Transferor so as to not at any time allow the sum of the Outstanding Balances of all Loan Assets owned by the Borrower and that are principally secured by an interest in real property (within the meaning of Treasury Regulation Section 301.7701(i)-1(d)(3)) to exceed 35% of the aggregate Outstanding Balance of all Loan Assets.

(f)                                    Allocation of Charges. There will not be any agreement or understanding between the Servicer and the Borrower (other than as expressly set forth herein or as consented to by the Administrative Agent), providing for the allocation or sharing of obligations to make payments or otherwise in respect of any Taxes, fees, assessments or other governmental charges; provided that it is understood and acknowledged that the Borrower will be consolidated with or treated as a part of the Servicer for Tax purposes.

(g)                                 Amendment to JPM Credit Documents. The Servicer will not amend, waive, modify or terminate any term, provision or condition in the JPM Credit Documents (or in any document executed in connection therewith) that could have an adverse effect on (i) the designation of the Borrower as a Designated Subsidiary (under and as defined in the JPM Credit performance under this Agreement) as may be required hereunder or as the Administrative Agent may reasonably request;

(iii)                               maintaining and implementing administrative and operating procedures (including without limitation an ability to recreate servicing records evidencing the Collateral Portfolio, including without limitation the Records, in the event of the destruction of the originals thereof) and keeping and maintaining all documents, books, records and other information reasonably necessary or advisable for the collection of the Collateral Portfolio, including without limitation the Records;

(iv)                              promptly delivering to the Administrative Agent, the Collateral Agent and the Collateral Custodian from time to time, such information and servicing records (including information relating to its performance under this Agreement) as the Administrative Agent, the Collateral Agent or the Collateral Custodian may from time to time reasonably request, including without limitation the Records;

(v)                                 identifying each Loan Asset clearly and unambiguously in its servicing records, including without limitation the Records, to reflect that such Loan Asset is owned by the Borrower and that the Borrower has granted a perfected security interest therein to the Collateral Agent for the benefit of the Secured Parties pursuant to this Agreement;

(vi)                              notifying the Administrative Agent of any material action, suit, proceeding, dispute, offset, deduction, defense or counterclaim (1) that is or is threatened to be asserted by an Obligor with respect to any Loan Asset (or portion thereof) of which it has knowledge or has received notice; or (2) that could reasonably be expected to have a Material Adverse Effect;

~~(vii)                           providing prompt written notice to the Administrative Agent, prior to the effective date thereof, of any proposed changes in the Credit Policy;~~

(vii)                           ~~(viii)~~ using its best efforts to maintain the perfected security interest of the Collateral Agent, for the benefit of the Secured Parties, in the Collateral Portfolio;

(viii)                        ~~(ix)~~ maintaining the Loan Asset File with respect to Loan Assets included as part of the Collateral Portfolio; provided that, so long as the Servicer is in possession of any Required Loan Documents, the Servicer will hold such Required Loan Documents in a fireproof safe or fireproof file cabinet;

(ix)                                ~~(x)~~ directing the Bank to make payments pursuant to the terms of the Servicing Report in accordance with Section 2.04;

(x)                                   ~~(xi)~~ directing the sale or substitution of Collateral Portfolio in accordance with Section 2.07;

(xi)                                ~~(xii)~~ providing administrative assistance and advice to the Borrower with respect to the purchase and sale of and payment for the Loan Assets;

(xii)                             ~~(xiii)~~ instructing the Obligors and the administrative agents on the Loan Assets to make payments directly into the Collection Account established and maintained with the Bank;

(xiii)                          ~~(xiv)~~ delivering the Loan Asset Files and the Loan Asset Schedule to the Collateral Custodian; and

(xiv)                         ~~(xv)~~ complying with such other duties and responsibilities as may be required of the Servicer by this Agreement.

It is acknowledged and agreed that in circumstances in which a Person other than the Borrower, the Transferor (so long as the Transferor is also the Servicer) or the Servicer acts as lead agent with respect to any Loan Asset, the Servicer shall perform its servicing duties hereunder only to the extent a lender under the related loan syndication Loan Agreements has the right to do so. Notwithstanding anything to the contrary contained herein, it is acknowledged and agreed that the performance by the Servicer of its duties hereunder shall be limited insofar as such performance would conflict with or result in a breach of any of the express terms of the related Loan Agreements; provided that the Servicer shall (a) provide prompt written notice to the Administrative Agent upon becoming aware of such conflict or breach, (b) have determined that there is no other commercially reasonable performance that it could render consistent with the express terms of the Loan Agreements which would result in all or a portion of the servicing duties being performed in accordance with this Agreement, and (c) undertake all commercially reasonable efforts to mitigate the effects of such non-performance including performing as much of the servicing duties as possible and performing such other commercially reasonable and/or similar duties consistent with the terms of the Loan Agreements.

(b)                                 Notwithstanding anything to the contrary contained herein, the exercise by the Administrative Agent, the Collateral Agent, the Lender and the Secured Parties of their rights hereunder shall not release the Servicer, the Transferor or the Borrower from any of their duties or responsibilities with respect to the Collateral Portfolio. The Secured Parties, the Administrative Agent, the Lender and the Collateral Agent shall not have any obligation or liability with respect to any Collateral Portfolio, nor shall any of them be obligated to perform any of the obligations of the Servicer hereunder.

(c)                                  Any payment by an Obligor in respect of any Indebtedness owed by it to the Transferor or the Borrower shall, except as otherwise specified by such Obligor or otherwise required by contract or law and unless otherwise instructed by the Administrative Agent, be applied as a collection of a payment by such Obligor (starting with the oldest such outstanding payment due) to the extent of any amounts then due and payable thereunder before being applied to any other receivable or other obligation of such Obligor.

SECTION 6.03                                            Authorization of the Servicer.

(a)                                  Each of the Borrower, the Administrative Agent and the Lender hereby authorizes the Servicer (including any successor thereto) to take any and all reasonable steps in its name and on its behalf necessary or desirable in the determination of the Servicer and not inconsistent with the sale of the Collateral Portfolio by the Transferor to the Borrower under the Purchase and Sale Agreement, to collect all amounts due under any and all Collateral Portfolio, including without limitation endorsing any of their names on checks and other instruments representing Interest Collections and Principal Collections, executing and delivering any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Collateral Portfolio and, after the delinquency of any Collateral Portfolio and to the extent permitted under and in compliance with Applicable Law, to commence proceedings with respect to enforcing payment thereof, to the same extent as the Transferor could have done if it had continued to own such Collateral Portfolio. The Transferor, the Borrower and the Collateral Agent on behalf of the Secured Parties shall furnish the Servicer (and any successors thereto) with any powers of attorney and other documents necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder, and shall cooperate with the Servicer to the fullest extent in order to ensure the collectability of the Collateral Portfolio. In no event shall the Servicer be entitled to make the Secured Parties, the Administrative Agent, the Collateral Agent or the Lender a party to any litigation without such party’s express prior written consent, or to make the Borrower a party to any litigation (other than any routine foreclosure or similar collection procedure) without the Administrative Agent’s consent.

(b)                                 After the occurrence or declaration of the Facility Maturity Date, at the direction of the Administrative Agent, the Servicer shall take such action as the Administrative Agent may deem necessary or advisable to enforce collection of the Collateral Portfolio; provided that the Administrative Agent may, at any time after the occurrence or declaration of the Facility Maturity Date, notify any Obligor with respect to any Collateral Portfolio of the assignment of such Collateral Portfolio to the Collateral Agent on behalf of the Secured Parties and direct that payments of all amounts due or to become due be made directly to the Administrative Agent or any servicer, collection agent or account designated by the Administrative Agent and, upon such notification and at the expense of the Borrower, the Administrative Agent may enforce collection of any such Collateral Portfolio, and adjust, settle or compromise the amount or payment thereof.

SECTION 6.04                                            Collection of Payments; Accounts.

(a)                                  Collection Efforts, Modification of Collateral Portfolio. The Servicer will use its commercially reasonable efforts and judgment to collect or cause to be collected, all payments called for under the terms and provisions of the Loan Assets included in the Collateral Portfolio as and when the same become due, all in accordance with ~~the Credit Policy and~~ the Servicing Standard. The Servicer may not waive, modify or otherwise vary any provision of an item of Collateral Portfolio in ~~a manner~~any manner contrary to the Servicing Standard; provided that, on and after the occurrence of an Event of Default, the prior written consent of the

Administrative Agent shall be required for any waiver, modification or variance that would impair the collectability of the Collateral Portfolio ~~or in any manner contrary to the Credit Policy or the Servicing Standard~~. In addition, neither the Borrower nor the Servicer shall, without the prior written consent of the Administrative Agent, agree to waive, modify or otherwise vary any provision of a Loan Agreement related to a Loan Asset in the Collateral Portfolio if such waiver, modification or variation would increase the Borrower’s commitment or outstanding loans thereunder or extend the maturity of any outstanding or committed loans of the Borrower thereunder beyond the Stated Maturity Date.

(b)                                 Acceleration. If ~~required by the Credit Policy or if~~ consistent with the Servicing Standard, the Servicer shall accelerate or vote to accelerate, as applicable, the maturity of all or any Scheduled Payments and other amounts due under any Loan Asset promptly after such Loan Asset becomes a Defaulted Loan Asset.

(c)                                  Taxes and other Amounts. The Servicer will use its best efforts to collect all payments with respect to amounts due for Taxes, assessments and insurance premiums relating to each Loan Asset to the extent required to be paid to the Borrower for such application under the applicable Loan Agreement and remit such amounts to the appropriate Governmental Authority or insurer as required by such Loan Agreement.

(d)                                 Payments to Collection Account. The Servicer shall have instructed all Obligors (or any agents with respect to the Loan Agreements) to make all payments in respect of the Collateral Portfolio directly to the Collection Account on or before the applicable Cut-Off Date; provided that the Servicer is not required to so instruct any Obligor which is solely a guarantor or other surety (or an Obligor that is not designated as the “lead borrower” or another such similar term) unless and until the Servicer calls on the related guaranty or secondary obligation.

(e)                                  Controlled Accounts. Each of the parties hereto hereby agrees that (i) each Controlled Account is intended to be a “securities account” or “deposit account” within the meaning of the UCC and (ii) except as otherwise expressly provided herein and in the Control Agreement prior to the delivery of a Notice of Exclusive Control (as defined in the Control Agreement), the Borrower, the Servicer and the Collateral Agent (acting at the direction of the Administrative Agent) shall be entitled to exercise the rights that comprise each Financial Asset held in each Controlled Account which is a securities account and have the right to direct the disposition of funds in any Controlled Account which is a deposit account; provided that after the delivery of a Notice of Exclusive Control (as defined in the Control Agreement), such rights shall be exclusively held by the Collateral Agent (acting at the direction of the Administrative Agent). Each of the parties hereto hereby agrees to cause the securities intermediary that holds any money or other property for the Borrower in a Controlled Account that is a securities account to agree with the parties hereto that (A) the cash and other property (subject to Section 6.04(f) below with respect to any property other than investment property, as defined in Section 9-102(a)(49) of the UCC) is to be treated as a Financial Asset under Article 8 of the UCC and (B) regardless of any provision in any other agreement, for purposes of the UCC, with respect to the Controlled Accounts, New York shall be deemed to be the Bank’s jurisdiction (within the meaning of Section 9-304 of the UCC) and the securities intermediary’s jurisdiction (within the meaning of Section 8-110 of the UCC). All securities or other property underlying any Financial Assets excess of $~~25,000,000~~50,000,000 and any such failure continues unremedied for two Business Days and such default is not cured within the applicable cure period, if any, provided for under such agreement; or

(b)                                 any failure on the part of the Borrower or the Transferor duly to observe or perform in any material respect any other covenants or agreements of the Borrower or the Transferor set forth in this Agreement or the other Transaction Documents to which the Borrower or the Transferor is a party and the same continues unremedied for a period of 30 days (if such failure can be remedied) after the earlier to occur of (i) the date on which written notice of such failure requiring the same to be remedied shall have been given to the Borrower or the Transferor by the Administrative Agent, the Lender or the Collateral Agent and (ii) the date on which the Borrower or the Transferor acquires knowledge thereof; or

(c)                                  the occurrence of a Bankruptcy Event relating to the Transferor or the Borrower; or

(d)                                 the occurrence of a Servicer Termination Event (subject to the applicable cure periods set forth in the definition of “Servicer Termination Event”); or

(e)                                  (1) the rendering of one or more final judgments, decrees or orders by a court or arbitrator of competent jurisdiction for the payment of money in excess individually or in the aggregate of $~~25,000,000,~~50,000,000, against the Transferor, or $1,000,000 against the Borrower, and the continuance of such judgment, decree or order unsatisfied and in effect for any period of more than 60 consecutive days without such judgment, decree or order being vacated, stayed or discharged during such 60 day period or (2) the Transferor or the Borrower shall have made payments of amounts in excess of $~~25,000,000~~50,000,000 (in the case of the Transferor) or $1,000,000 (in the case of the Borrower), in the settlement of any litigation, claim or dispute (excluding payments made from insurance proceeds); or

(f)                                    the Borrower either shall cease to be an Affiliate of the Transferor or shall fail to qualify as a bankruptcy-remote entity based upon customary criteria such that reputable counsel could no longer render a substantive nonconsolidation opinion with respect thereto; or

(g)                                 (1)           any Transaction Document, or any Lien or security interest granted thereunder, shall (except in accordance with its terms), in whole or in part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of the Borrower, the Transferor or the Servicer,

(2)                                  (A) the Borrower, the Transferor or the Servicer shall, directly or indirectly, contest in any manner the effectiveness, validity, binding nature or enforceability of any Transaction Document or any Lien or security interest thereunder or (B) there shall be a contest in any manner of the effectiveness, validity, binding nature or enforceability of any Transaction Document or of any Lien or security interest thereunder by any other party (other than the Administrative Agent, the Collateral Agent or the Lender) which has a substantial likelihood of causing a Material Adverse Effect, as determined by the Administrative Agent, in its reasonable discretion;

withhold or delay its approval of the appointment of a successor Administrative Agent. If no such successor Administrative Agent shall have been so appointed, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent’s giving of notice of resignation or the removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Secured Parties, appoint a successor Administrative Agent which successor Administrative Agent shall be either (i) a commercial bank organized under the laws of the United States or of any state thereof and have a combined capital and surplus of at least $50,000,000 or (ii) an Affiliate of such a bank. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement. After any resignation or removal of the Administrative Agent hereunder, the provisions of this Article IX shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

(k)                                  Payments by the Administrative Agent. Unless specifically allocated to a specific Lender pursuant to the terms of this Agreement, all amounts received by the Administrative Agent on behalf of the Lender shall be paid by the Administrative Agent to the Lender and any assignee of the Lender in accordance with the Lender’s or such assignee’s respective Commitment Percentage, on the Business Day received by the Administrative Agent, unless such amounts are received after 12:00 noon on such Business Day, in which case the Administrative Agent shall use its reasonable efforts to pay such amounts to the Lender and such assignees of the Lender on such Business Day, but, in any event, shall pay such amounts to the Lender and such assignee of the Lender not later than the following Business Day.

ARTICLE X.

COLLATERAL AGENT

SECTION 10.01                                                              Designation of Collateral Agent.

(a)                                  Initial Collateral Agent. The role of Collateral Agent shall be conducted by the Person designated as Collateral Agent hereunder from time to time in accordance with this Section 10.01. Each of the Collateral Custodian, the Bank, the Lender and the Administrative Agent hereby designate and appoint SMBC as the Collateral Agent to act as its agent for the purposes of perfection of a security interest in the Collateral Portfolio and hereby authorizes the Collateral Agent to take such actions on its behalf and on behalf of each of the Secured Parties and to exercise such powers and perform such duties as are expressly granted to the Collateral Agent by this Agreement. The Collateral Agent hereby accepts such agency appointment to act as Collateral Agent pursuant to the terms of this Agreement, until its resignation or removal as Collateral Agent pursuant to the terms hereof.

(b)                                 Successor Collateral Agent. Upon the Collateral Agent’s receipt of a Collateral Agent Termination Notice from the Administrative Agent of the designation of a successor Collateral Agent pursuant to the provisions of Section 10.05, the Collateral Agent agrees that it will terminate its activities as Collateral Agent hereunder.

~~(c)                                  Secured Party. The Administrative Agent, the Collateral Custodian, the Bank and the Lender hereby appoint SMBC, in its capacity as Collateral Agent hereunder, as their agent for the purposes of perfection of a security interest in the Collateral Portfolio. SMBC, in its capacity as Collateral Agent hereunder, hereby accepts such appointment and agrees to perform the duties set forth in Section 10.02(b).~~

SECTION 10.02                                                              Duties of Collateral Agent.

(a)                                  Appointment. The ~~Borrower~~Lender and the Administrative Agent each hereby appoints SMBC to act as Collateral Agent, for the benefit of the Secured Parties. The Collateral Agent hereby accepts such appointment and agrees to perform the duties and obligations with respect thereto set forth herein.

(b)                                 Duties. On or before the initial Advance Date, and until its removal pursuant to Section 10.05, the Collateral Agent shall perform, on behalf of the Secured Parties, the following duties and obligations:

(i)             The Collateral Agent shall calculate amounts to be remitted pursuant to Section 2.04 to the applicable parties and notify the Servicer and the Administrative Agent in the event of any discrepancy between the Collateral Agent’s calculations and the Servicing Report (such dispute to be resolved in accordance with Section 2.05); and

(ii)          The Collateral Agent shall promptly provide to the Servicer a copy of all written notices and communications identified as being sent to it in connection with the Loan Assets and the other Collateral Portfolio held hereunder which it receives from the related Obligor, participating bank and/or agent bank. In no instance shall the Collateral Agent be under any duty or obligation to take any action on behalf of the Servicer in respect of the exercise of any voting or consent rights, or similar actions, unless it receives specific written instructions from the Servicer, prior to the occurrence of an Event of Default or the Administrative Agent, after the occurrence of Event of Default, in which event the Collateral Agent shall vote, consent or take such other action in accordance with such instructions.

(c)           (i)             The Administrative Agent and each Secured Party further authorizes the Collateral Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Transaction Documents as are expressly delegated to the Collateral Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. In furtherance, and without limiting the generality of the foregoing, each Secured Party hereby appoints the Collateral Agent (acting at the direction of the Administrative Agent) as its agent to execute and deliver all further instruments and documents, and take all further action that the Administrative Agent deems necessary or desirable in order to perfect, protect or more fully evidence the security interest granted by the Borrower hereunder, or to

SECTION 12.10                                      Access to Certain Documentation and Information Regarding the Collateral Portfolio; Audits of Servicer.

The Collateral Custodian shall provide to the Administrative Agent access to the Required Loan Documents and all other documentation regarding the Collateral Portfolio including in such cases where the Administrative Agent is required in connection with the enforcement of the rights or interests of the Secured Parties, or by applicable statutes or regulations, to review such documentation, such access being afforded without charge but only (i) upon not less than two Business Days prior written request, (ii) during normal business hours and (iii) subject to the Servicer’s and the Collateral Custodian’s normal security and confidentiality procedures. Prior to the Closing Date and periodically thereafter at the discretion of the Administrative Agent, the Administrative Agent may review the Servicer’s collection and administration of the Collateral Portfolio in order to assess compliance by the Servicer with ~~the Credit Policy and~~ the Servicing Standard, as well as with this Agreement and may conduct an audit of the Collateral Portfolio, and Required Loan Documents in conjunction with such a review. Such review shall be (subject to Section 5.03(d)(ii)) reasonable in scope and shall be completed in a reasonable period of time. Without limiting the foregoing provisions of this Section 12.10, from time to time on request of the Administrative Agent, the Collateral Custodian shall permit certified public accountants or other auditors acceptable to the Administrative Agent to conduct, at the expense of the Servicer (on behalf of the Borrower), a review of the Required Loan Documents and all other documentation regarding the Collateral Portfolio.

SECTION 12.11                                      Custodian as Agent of Collateral Agent.

The Collateral Custodian agrees that, with respect to any Required Loan Documents at any time or times in its possession or held in its name, the Collateral Custodian shall be the agent and bailee of the Collateral Agent, for the benefit of the Secured Parties, for purposes of perfecting (to the extent not otherwise perfected) the Collateral Agent’s security interest in the Collateral Portfolio and for the purpose of ensuring that such security interest is entitled to first priority status under the UCC.

[Signature pages to follow.]

Exhibit B

REPLACEMENT FORM OF VARIABLE FUNDING NOTE

(See attached)

FORM OF VARIABLE FUNDING NOTE

$400,000,000	[ ] [ ], 2012

THIS VARIABLE FUNDING NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). NEITHER THIS VARIABLE FUNDING NOTE NOR ANY PORTION HEREOF MAY BE OFFERED OR SOLD EXCEPT IN COMPLIANCE WITH THE REGISTRATION PROVISIONS OF THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM SUCH REGISTRATION PROVISIONS.

THIS VARIABLE FUNDING NOTE IS NOT PERMITTED TO BE TRANSFERRED, ASSIGNED, EXCHANGED OR OTHERWISE PLEDGED OR CONVEYED EXCEPT TO (A) A QUALIFIED INSTITUTIONAL BUYER UNDER RULE 144A OF THE SECURITIES ACT OR AN INSTITUTIONAL “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(A)(1)-(3) OR (7) UNDER THE SECURITIES ACT, IN EACH CASE, WHO IS ALSO (B) A QUALIFIED PURCHASER FOR PURPOSES OF SECTION 3(c)(7) OF THE 1940 ACT, AND IN COMPLIANCE WITH THE TERMS OF THE LOAN AND SERVICING AGREEMENT REFERRED TO HEREIN.

FOR VALUE RECEIVED, ARES CAPITAL JB FUNDING LLC, a Delaware limited liability company (the “Borrower”), promises to pay to SUMITOMO MITSUI BANKING CORPORATION, a Japanese banking corporation (“SMBC” or the “Lender”), or its successors and assigns, the principal sum of FOUR HUNDRED MILLION DOLLARS ($400,000,000), or, if less, the unpaid principal amount of the aggregate advances (“Advances”) made by the Lender to the Borrower pursuant to the Loan and Servicing Agreement (as defined below), as set forth on the attached Schedule, on the dates specified in the Loan and Servicing Agreement, and to pay interest on the unpaid principal amount of each Advance on each day that such unpaid principal amount is outstanding, at the Base Rate Yield Rate or the LIBOR Yield Rate, as applicable, related to such Advance as provided in the Loan and Servicing Agreement, on each Payment Date and each other date specified in the Loan and Servicing Agreement.

This Variable Funding Note (the “Note”) is issued pursuant to the Loan and Servicing Agreement, dated as of January 20, 2012 (as amended, restated, supplemented, waived, replaced and/or otherwise modified from time to time, the “Loan and Servicing Agreement”), by and among Ares Capital Corporation, as the transferor (together with its successors and assigns in such capacity, the “Transferor”) and as the servicer (together with its successors and assigns in such capacity, the “Servicer”), Ares Capital JB Funding LLC, as the borrower (together with its successors and assigns in such capacity, the “Borrower”), Sumitomo Mitsui Banking Corporation, a Japanese banking corporation, as the administrative agent (together with its successors and assigns in such capacity, the “Administrative Agent”), as the lender (together with its successors and assigns in such capacity, the “Lender”) and as the collateral agent (together with its successors and assigns in such capacity, the “Collateral Agent”) and U.S. Bank National Association, as the collateral custodian (together with its successors and assigns in such capacity, the “Collateral Custodian”) and as the bank (together with its successors and assigns in such capacity, the “Bank”). Capitalized terms used but not defined herein shall have the meanings provided in the Loan and Servicing Agreement.

Notwithstanding any other provisions contained in this Note, if at any time the rate of interest payable by the Borrower under this Note, when combined with any and all other charges provided for in this Note, in the Loan and Servicing Agreement or in any other document (to the extent such other charges would constitute interest for the purpose of any applicable law limiting interest that may be charged on this Note), exceeds the highest rate of interest permissible under applicable law (the “Maximum Lawful Rate”), then so long as the Maximum Lawful Rate would be exceeded, the rate of interest under this Note shall be equal to the Maximum Lawful Rate. If at any time thereafter the rate of interest payable under this Note is less than the Maximum Lawful Rate, the Borrower shall continue to pay interest under this Note at the Maximum Lawful Rate until such time as the total interest paid by the Borrower is equal to the total interest that would have been paid had applicable law not limited the interest rate payable under this Note. In no event shall the total interest received by the Lender under this Note exceed the amount which the Lender could lawfully have received had the interest due under this Note been calculated since the date of this Note at the Maximum Lawful Rate.

Payments of the principal of, and interest on, Advances represented by this Note shall be made by or on behalf of the Borrower to the holder hereof by wire transfer of immediately available funds in the manner and at the address specified for such purpose as provided in the Loan and Servicing Agreement, or in such manner or at such other address as the holder of this Note shall have specified in writing to the Borrower for such purpose, without the presentation or surrender of this Note or the making of any notation on this Note.

If any payment under this Note falls due on a day that is not a Business Day, then such due date shall be extended to the next succeeding Business Day and interest shall be payable on any principal so extended at the Base Rate Yield Rate or the LIBOR Yield Rate, as applicable (unless otherwise specified in the Loan and Servicing Agreement).

If all or a portion of (i) any interest payable hereunder or (ii) any other amounts payable hereunder shall not be paid when due, other than the principal amount hereof (whether at maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum that is equal to the Base Rate plus 2.00% (unless otherwise specified in the Loan and Servicing Agreement), in each case from the date of such non-payment to (but excluding) the date such amount is paid in full.

For the avoidance of doubt, if any Event of Default shall have occurred, with respect to the principal amount hereof, the LIBOR Yield Rate or Base Rate Yield Rate, as applicable, shall be increased pursuant to the increase set forth in the definition of “Applicable Spread” set forth in the Loan and Servicing Agreement, effective as of the date of the occurrence of such Event of Default, and shall apply after the occurrence of such Event of Default.

Portions or all of the principal amount of the Note shall become due and payable at the time or times set forth in the Loan and Servicing Agreement. Any portion or all of the principal amount of this Note may be prepaid, together with interest thereon (and, as set forth in the Loan and Servicing Agreement, certain costs and expenses of the Lender) at the time and in the manner set forth in, but subject to the provisions of, the Loan and Servicing Agreement.

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Except as provided in the Loan and Servicing Agreement, the Borrower expressly waives presentment, demand, diligence, protest and all notices of any kind whatsoever with respect to this Note.

All amounts evidenced by this Note, the Lender’s Advances and all payments and prepayments of the principal hereof and the respective dates and maturity dates thereof may be endorsed by the Lender, on the Schedule attached hereto and made a part hereof or on a continuation thereof, which shall be attached hereto and made a part hereof; provided, however, that the failure of the Lender to make such a notation shall not in any way limit or otherwise affect the obligations of the Borrower under this Note as provided in the Loan and Servicing Agreement.

The holder hereof may sell, assign, transfer, negotiate, grant participations in or otherwise dispose of all or any portion of any Advances made by the Lender and represented by this Note and the indebtedness evidenced by this Note, subject to the applicable provisions of the Loan and Servicing Agreement.

This Note is secured by the security interests granted pursuant to Section 2.13 of the Loan and Servicing Agreement. The holder of this Note is entitled to the benefits of the Loan and Servicing Agreement and may enforce the agreements of the Borrower contained in the Loan and Servicing Agreement and exercise the remedies provided for by, or otherwise available in respect of, the Loan and Servicing Agreement, all in accordance with, and subject to the restrictions contained in, the terms of the Loan and Servicing Agreement. If an Event of Default shall occur, the unpaid balance of the principal of all Advances, together with accrued interest thereon, may be declared, and may become, due and payable in the manner and with the effect provided in the Loan and Servicing Agreement.

The Borrower, the Transferor, the Servicer, the Lenders, the Administrative Agent and the Collateral Agent each intend, for federal, state and local income and franchise tax purposes only, that this Note be evidence of indebtedness of the Borrower secured by the Collateral Portfolio and the Lender, as a lender under the Loan and Servicing Agreement, by the acceptance hereof, agrees to treat the Note for federal, state and local income and franchise tax purposes as indebtedness of the Borrower.

The legends set forth above shall be without prejudice to the characterization of the obligations of the Borrower hereunder in respect of the Advances as a commercial loan and not a security.

This Note is the “Variable Funding Note” referred to in Section 2.01 of the Loan and Servicing Agreement. This Note shall be construed in accordance with and governed by the laws of the State of New York.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the undersigned has executed this Note as on the date first written above.

ARES CAPITAL JB FUNDING LLC

By:
Name:
Title:

Variable Funding Note

Schedule attached to Variable Funding Note, dated [                ] [    ], 2012 of ARES CAPITAL JB FUNDING LLC payable to the order of SUMITOMO MITSUI BANKING CORPORATION

Date of	Principal	Principal	Outstanding
Advance or	Amount of	Amount of	Principal
Repayment	Advance	Repayment	Amount

Variable Funding Note

Exhibit C

CHANGED PAGES TO THE PURCHASE AND SALE AGREEMENT

(See attached)

EXECUTION VERSION

Conformed through Omnibus Amendment No. 1

PURCHASE AND SALE AGREEMENT

by and between

ARES CAPITAL JB FUNDING LLC,

as the Purchaser

and

ARES CAPITAL CORPORATION,

as the Seller

Dated as of January 20, 2012

and provisions of, or constitute (with or without notice or lapse of time or both) a default under, the Seller’s articles of incorporation or by-laws or any contractual obligation of the Seller, (ii) result in the creation or imposition of any Lien (other than Permitted Liens) upon any of the Seller’s properties pursuant to the terms of any such contractual obligation, other than this Agreement and the other Transaction Documents to which it is a party, or (iii) violate any Applicable Law.

(f)                                    No Proceedings. There is no litigation or administrative proceeding or investigation pending or, to the knowledge of the Seller, threatened against the Seller, before any Governmental Authority (i) asserting the invalidity of this Agreement, any Loan Assignment or any other Transaction Document to which the Seller is a party, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement, any Loan Assignment or any other Transaction Document to which the Seller is a party or (iii) seeking any determination or ruling that could reasonably be expected to have a Material Adverse Effect.

(g)                                 All Consents Required. All approvals, authorizations, consents, orders, licenses or other actions of any Person or of any Governmental Authority (if any) required for the due execution, delivery and performance by the Seller of this Agreement and any other Transaction Document to which the Seller is a party have been obtained.

(h)                                 State of Organization, Etc. Except as permitted hereunder, the Seller’s legal name is as set forth in this Agreement. Except as permitted hereunder, the Seller has not changed its name since its incorporation; does not have tradenames, fictitious names, assumed names or “doing business as” names. The chief executive office of the Seller (and the location of the Seller’s Records regarding the Sale Portfolio (other than those delivered to the Collateral Custodian)) is at the address of the Seller set forth in Section 10.5 (or at such other address as shall be designated by such party in a written notice to the other parties hereto). The Seller’s only jurisdiction of incorporation is Maryland, and, except as permitted hereunder, the Seller has not changed its jurisdiction of incorporation.

(i)                                     Bulk Sales. The execution, delivery and performance of this Agreement and the transactions contemplated hereby do not require compliance with any “bulk sales” act or similar law by the Seller.

(j)                                     Solvency. The Seller is not the subject of any Bankruptcy Proceedings or Bankruptcy Event. The transactions contemplated by this Agreement and any other Transaction Document to which the Seller is a party do not and will not render the Seller not Solvent.

(k)                                  Selection Procedures; Origination of Loan Assets. In selecting the Loan Assets to be transferred to the Purchaser pursuant to the terms of this Agreement, no selection procedures were employed which are intended to be adverse to the interests of the Purchaser (or any of its assignees, including any Secured Party)~~. Such Loan Assets originated by the Seller were originated pursuant to and in accordance with the Credit Policy~~.

(l)                                     Compliance with Law. The Seller has complied in all material respects with all Applicable Law to which it may be subject, and no item of Sale Portfolio contravenes any Applicable Law (including, without limitation, all applicable predatory and abusive lending

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Agent, on behalf of the Secured Parties, including with respect to the investment of cash in Permitted Investments.

(aa)                          ~~Credit Policy. The Seller has complied in all material respects with the Credit Policy with respect to all of the Sale Portfolio.~~[Reserved].

(bb)                          Instructions to Agents and Obligors. The Seller has directed the agent or administrative agent for any Loan Asset to remit all payments and collections with respect to such Loan Asset, and, if applicable, has directed the Obligor with respect to such Loan Asset to remit all such payments and collections with respect to such Loan Asset, directly to the Collection Account.

(cc)                            Collections. The Collection Account is the only account to which Obligors have been instructed to send Interest Collections and Principal Collections on the Sale Portfolio Sold by the Seller. The Seller acknowledges that it has been instructed by the Purchaser to deposit into the Collection Account the Repurchase Price relating to any Loan Asset required to be repurchased hereunder. The Seller acknowledges that all Available Collections received by it or its Affiliates with respect to the Sale Portfolio Purchased by the Purchaser pursuant to the terms of this Agreement, along with any funds it is required to deposit into the Collection Account to effect any repurchase of any Loan Asset required hereunder, are held and shall be held in trust for the benefit of the Purchaser (or its assignees) until deposited into the Collection Account as required by the Loan and Servicing Agreement.

(dd)                          Set—Off, Etc. No Sale Portfolio has been compromised, adjusted, extended, satisfied, subordinated, rescinded, set-off or modified by the Seller or the Obligor thereof, and no Sale Portfolio, including any Loan Assets therein, is subject to compromise, adjustment, extension, satisfaction, subordination, rescission, set-off, counterclaim, defense, abatement, suspension, deferment, deduction, reduction, termination or modification, whether arising out of transactions concerning the Sale Portfolio or otherwise, by the Seller or the Obligor with respect thereto, except, in each case, for amendments, extensions and modifications, if any, to such Sale Portfolio otherwise permitted pursuant to Section 6.04(a) of the Loan and Servicing Agreement and in accordance with ~~the Credit Policy and~~ the Servicing Standard.

(ee)                            Full Payment. As of the applicable Purchase Date thereof, the Seller has no knowledge of any fact which should lead it to expect that any Sale Portfolio will not be paid in full.

(ff)                              Ownership of the Purchaser. The Seller owns directly 100% of the membership interests of the Purchaser, free and clear of any Lien (other than the JPM Lien). Such membership interests are validly issued, fully paid and non–assessable, and there are no options, warrants or other rights to acquire membership interests of the Purchaser.

(gg)                        Confirmation from the Seller. The Seller has provided written confirmation to the Purchaser that the Seller will not cause the Purchaser to file a voluntary petition under the Bankruptcy Code.

(hh)                        Environmental. With respect to each item of Underlying Collateral as of the applicable Cut-Off Date for the Loan Asset related to such Underlying Collateral, to the

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(f)                                    Credit Policy~~. The Seller will (i) comply in all material respects with the Credit Policy in regard to the Sale Portfolio and (ii) furnish to the Purchaser, the Collateral Agent and the Administrative Agent, prior to its effective date, prompt written notice of any changes in the Credit Policy.~~ [Reserved].

(g)                                 Taxes. The Seller will file or cause to be filed its Tax returns and pay any and all Taxes imposed on it or its property as required by the Transaction Documents (except as contemplated in Section 4.1(m)).

(h)                                 Cooperation with Requests for Information or Documents. The Seller will cooperate fully with all reasonable requests of the Purchaser and its assigns regarding the provision of any information or documents, necessary or desirable, including the provision of such information or documents in electronic or machine–readable format, to allow each of the Purchaser and its assignees to carry out their responsibilities under the Transaction Documents.

(i)                                     Payment, Performance and Discharge of Obligations. The Seller will pay, perform and discharge all of its obligations and liabilities, including, without limitation, all Taxes, assessments and governmental charges upon its income and properties, when due, unless and only to the extent that such obligations, liabilities, Taxes, assessments and governmental charges shall be contested in good faith and by appropriate proceedings and that, to the extent required by GAAP, proper and adequate book reserves relating thereto are established by the Seller and then only to the extent that a bond is filed in cases where the filing of a bond is necessary to avoid the creation of a Lien against any of its properties.

(j)                                     Notices. The Seller will furnish to the Purchaser, the Collateral Agent and the Administrative Agent:

(i)                                     Notice of Income Tax Liability. The Seller shall provide telephonic or facsimile notice within 10 Business Days (confirmed in writing within five Business Days thereafter) of the receipt of revenue agent reports or other written proposals, determinations or assessments of the Internal Revenue Service or any other taxing authority which propose, determine or otherwise set forth positive adjustments (i) to the Tax liability of the Seller or any “affiliated group” (within the meaning of Section 1504(a)(1) of the Code) of which the Seller is a member in an amount equal to or greater than $~~25,000,000~~50,000,000 in the aggregate, or (ii) to the Tax liability of the Purchaser in an amount equal to or greater than $1,000,000 in the aggregate. Any such notice shall specify the nature of the items giving rise to such adjustments and the amounts thereof;

(ii)                                  Notice of Auditors’ Management Letters. The Seller shall provide promptly, after the receipt thereof, any auditors’ management letters that are received by the Seller or by its accountants;

(iii)                               Notice of Breaches of Representations and Covenants. The Seller shall provide promptly, upon receipt of notice or discovery thereof, notice (i) if any representation or warranty set forth in Section 4.1 or Section 4.2 was incorrect at the time it was given or deemed to have been given or (ii) of the breach of any covenant under Section 5.1, Section 5.2 or Section 5.3 and at the same time deliver to the Purchaser, the

31

Collateral Agent, the Administrative Agent a written notice setting forth in reasonable detail the nature of such facts and circumstances. In particular, but without limiting the foregoing, the Seller shall notify the Purchaser, the Collateral Agent and the Administrative Agent in the manner set forth in the preceding sentence before any Purchase Date of any facts or circumstances within the knowledge of the Seller which would render any of the said representations and warranties untrue at the date when such representations and warranties were made or deemed to have been made;

(iv)                            Notice of ERISA Reportable Events. The Seller shall provide promptly, after receiving notice of any Reportable Event with respect to any Pension Plan of the Seller (or any ERISA Affiliate thereof), a copy of such notice;

(v)                               Notice of Proceedings. The Seller shall provide, as soon as possible and in any event within three Business Days after the Seller receives notice or obtains knowledge thereof, notice of any settlement of, material judgment (including a material judgment with respect to the liability phase of a bifurcated trial) in or commencement of any material labor controversy, material litigation, material action, material suit or material proceeding before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting the Sale Portfolio, the Transaction Documents, the Collateral Agent’s, for the benefit of the Secured Parties, security interest in the Sale Portfolio, or the Purchaser, the Servicer or the Seller or any of their Affiliates. For purposes of this Section 5.2(j), (A) any settlement, judgment, labor controversy, litigation, action, suit or proceeding affecting the Sale Portfolio, the Transaction Documents, the Collateral Agent’s, for the benefit of the Secured Parties, interest in the Sale Portfolio, or the Purchaser in excess of $1,000,000 shall be deemed to be material and (B) any settlement, judgment, labor controversy, litigation, action, suit or proceeding affecting the Servicer or the Seller or any of their Affiliates (other than the Purchaser) in excess of $~~25,000,000~~50,000,000 shall be deemed to be material;

(vi)                              Notice of Material Events. The Seller shall promptly, upon becoming aware thereof, provide notice of any event or other circumstance that is reasonably likely to have a Material Adverse Effect;

(vii)                         Notice of Event of Default. The Seller shall provide, within two Business Days, written notice of the occurrence of each Event of Default of which the Seller has knowledge or has received notice, other than notice received from the Administrative Agent. In addition, no later than two Business Days following the Seller’s knowledge or notice of the occurrence of any Event of Default, the Seller will provide to the Purchaser, the Collateral Agent and the Administrative Agent a written statement of a Responsible Officer of the Seller setting forth the details of such event and the action that the Seller proposes to take with respect thereto;

(viii)                      Notice of Seller Termination Event and Seller Purchase Event. The Seller will provide prompt written notice of the occurrence of each Seller Termination Event and each Seller Purchase Event of which the Seller has knowledge or has received notice;

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(except for Permitted Liens) on its interest in the Sale Portfolio Sold by the Seller to the Purchaser hereunder. The Seller will promptly notify the Purchaser, the Collateral Agent and the Administrative Agent of the existence of any Lien on any Sale Portfolio and the Seller shall defend the right, title and interest of the Purchaser and the Collateral Agent, for the benefit of the Secured Parties, in, to and under the Sale Portfolio against all claims of third parties; provided that nothing in this Section 5.3(b) shall prevent or be deemed to prohibit the Seller from suffering to exist Permitted Liens upon any of the Sale Portfolio.

(c)                                Mergers, Acquisitions, Sales, Etc. The Seller will not consolidate with or merge into any other Person or convey or transfer its properties and assets substantially as an entirety to any Person, unless the Seller is the surviving entity and unless:

(i)                                     the Seller has delivered to the Administrative Agent an Officer’s Certificate and an Opinion of Counsel each stating that any such consolidation, merger, conveyance or transfer and any supplemental agreement executed in connection therewith comply with this Section 5.3 and that all conditions precedent herein provided for relating to such transaction have been complied with and, in the case of the Opinion of Counsel, that such supplemental agreement is legal, valid and binding with respect to the Seller and such other matters as the Administrative Agent may reasonably request;

(ii)                                the Seller shall have delivered notice of such consolidation, merger, conveyance or transfer to the Administrative Agent; and

(iii)                             after giving effect thereto, no Event of Default or Seller Termination Event or event that with notice or lapse of time would constitute either an Event of Default or a Seller Termination Event shall have occurred~~; and~~

~~(iv)                               the Administrative Agent shall have consented in writing to such consolidation, merger, conveyance or transfer~~.

(d)                               Transfer of Purchaser Membership Interests. The Seller shall not transfer, pledge, participate or otherwise encumber its membership interests in the Purchaser without the prior written consent of the Administrative Agent and the delivery of an acceptable (in the Administrative Agent’s reasonable discretion) non-consolidation opinion (other than with respect to the JPM Lien).

(e)                                Restricted Junior Payments. The Seller shall not cause or permit the Purchaser to make any Restricted Junior Payment, except that, so long as no Event of Default or Unmatured Event of Default has occurred and is continuing or would result therefrom, the Purchaser may declare and make distributions to its member on its membership interests.

(f)                                  Accounting of Purchases. Other than for tax and consolidated accounting purposes, the Seller will not account for or treat (whether in financial statements or otherwise) the transactions contemplated hereby in any manner other than as a sale of the Loan Assets to the Purchaser.

(g)                               ERISA. The Seller will not (a) engage, and will exercise its best efforts not to permit any ERISA Affiliate of the Seller to engage, in any prohibited transaction (within

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(i)                                   the Seller has recommended to the Purchaser and the Administrative Agent (with a copy to the Collateral Agent and the Collateral Custodian) in writing that the Loan Asset to be replaced should be replaced (each, a “Replaced Loan Asset”);

(ii)                                no event has occurred, or would result from such Substitution, which constitutes an Event of Default and no event has occurred and is continuing, or would result from such Substitution, which constitutes an Unmatured Event of Default or a Borrowing Base Deficiency; provided that a Borrowing Base Deficiency (and any Unmatured Event of Default arising therefrom) shall not impair the right of the Seller to effect an otherwise permitted substitution as necessary to facilitate a cure of such Borrowing Base Deficiency (and any Unmatured Event of Default arising therefrom) so long as immediately after giving effect to such substitution and any other sale or transfer substantially contemporaneous therewith, such Borrowing Base Deficiency shall be cured or closer to being cured and simultaneously therewith, the Seller shall cause a Substitute Eligible Loan Asset to be transferred to the Purchaser;

(iii)                             each Substitute Eligible Loan Asset is an Eligible Loan Asset on the date of Substitution;

(iv)                            solely in the case of Substitutions pursuant to this Section 6.2 undertaken because a Seller Purchase Event has occurred, the sum of the initial Assigned Value multiplied by the Outstanding Balances of such Substitute Eligible Loan Assets shall be equal or greater than the sum of the initial Assigned Value of the Replaced Loan Assets multiplied by the Outstanding Balance thereof;

(v)                               all representations and warranties contained in Sections 4.1 and 4.2 shall be true, complete and correct in all material respects as of the date of Substitution (other than any representation and warranty that is made as of a specific date);

(vi)                            no selection procedures adverse to the interests of the Purchaser, the Administrative Agent, the Lender or the other Secured Parties were utilized by the Seller in the selection of the Loan Asset to be replaced by the Substitute Eligible Loan Asset~~. The Loan Assets were selected for sale, repurchase or substitution in a manner consistent with and pursuant to the Credit Policy~~;

(vii)                         the Outstanding Balance of all Loan Assets (other than Warranty Loan Assets removed from the Sale Portfolio pursuant to Section 2.07(e) of the Loan and Servicing Agreement), substituted pursuant to this Section 6.2 or Section 2.07(a) of the Loan and Servicing Agreement, sold pursuant to Sections 2.07(c) and (g) of the Loan and Servicing Agreement or dividended from the Purchaser to the Seller in accordance with Section 2.07(d) of the Loan and Servicing Agreement during the term of this Agreement shall not exceed 25% of the Net Purchased Loan Balance;

(viii)                      the Outstanding Balance of all Defaulted Loan Assets (other than Warranty Loan Assets removed from the Sale Portfolio pursuant to Section 2.07(e) of the Loan and Servicing Agreement), substituted pursuant to this Section 6.2 or Section

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receiver, trustee or other custodian for all or a substantial part of its property; (D) the making by the Seller of any general assignment for the benefit of creditors; (E) the inability or failure of the Seller generally to remain Solvent or pay its debts as such debts become due; or (F) the board of directors of the Seller authorizes action to approve any of the foregoing; or

(v)                               the occurrence of (A) an Event of Default set forth in Section 7.01 of the Loan and Servicing Agreement (past any applicable notice or cure period provided in the definition thereof) or (B) the Facility Maturity Date; or

(vi)                            the Seller has been terminated as Servicer following a Servicer Termination Event with respect to the Servicer under the Loan and Servicing Agreement; or

(vii)                         a notice of Lien shall have been filed by the Pension Benefit Guaranty Corporation against the Seller under Section 430(k) of the Code or Section 303(k) of ERISA for a failure to make a required installment or other payment to a plan to which Section 430(k) of the Code or Section 303(k) of ERISA applies unless there shall have been delivered to the Administrative Agent proof of release of such Lien; or

(viii)                      any Lien in an amount equal to or greater than ~~$25,000,000~~50,000,000 has been asserted against or imposed on, any real or personal property of the Seller pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. § 9607(1), or any equivalent or comparable state law, relating to or arising from the costs of, response to, or investigation, remediation or monitoring of, any environmental contamination resulting from the current or past operations of the Seller; or

(ix)                              a Federal tax notice of Lien, in an amount equal to or greater than $~~25,000,000,~~50,000,000, shall have been filed against the Seller unless there shall have been delivered to the Administrative Agent proof of release of such Lien;

then, (A) in the case of any Seller Termination Event described in paragraph (iv), (v)(A), (vi), (vii), (viii) or (ix) above, the obligation of the Purchaser to Purchase Sale Portfolio from the Seller shall thereupon automatically terminate without further notice of any kind, the receipt of which by the Seller is hereby waived by the Seller, (B) in the case of any Seller Termination Event described in paragraph (v)(B) above, the obligation of the Purchaser to Purchase Sale Portfolio from the Seller shall thereupon terminate without notice of any kind, which is hereby waived by the Seller unless both the Purchaser and the Seller agree in writing that such event shall not trigger an Early Termination (as hereinafter defined) hereunder, and (C) in the case of any other Seller Termination Event, so long as such Seller Termination Event shall be continuing, the Purchaser or the Administrative Agent may terminate the Purchaser’s obligation to Purchase Sale Portfolio from the Seller by written notice to the Seller (any termination pursuant to clause (A), (B) or (C) of this Article VIII is herein called an “Early Termination”); provided that, in the event of any involuntary petition or proceeding as described in paragraphs (iv)(A) and (iv)(B) above, the Purchaser shall not Purchase Sale Portfolio from the Seller unless such involuntary petition or proceeding is dismissed, bonded or discharged prior to such

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